Exhibit 2.1

STOCK PURCHASE AGREEMENT

by and among

ALNYLAM PHARMACEUTICALS, INC.,

SIRNA THERAPEUTICS, INC.,

MERCK SHARP & DOHME CORP., and

solely for purposes of Sections 3.19, 5.2, 5.6, 9.2(b)(ii), 9.2(d) and ARTICLE XI herein, MERCK & CO., INC.,

Dated: January 10, 2014

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

TABLE OF CONTENTS

ARTICLE I

	Definitions and Rules of Construction	1

1.1.	Definitions	1

1.2.	Rules of Construction	16

ARTICLE II

	Purchase and Sale; Closing	16

2.1.	Closing	16

2.2.	Purchase and Sale	17

2.3.	Transactions at the Closing	17

2.4.	Development of Royalty Products	17

2.5.	Contingent Payments	18

2.6.	Tax Withholding	23

ARTICLE III

	Representations and Warranties of Seller	23

3.1.	Organization and Power	23

3.2.	Authorization and Enforceability	24

3.3.	Capitalization of the Company	24

3.4.	No Violation	25

3.5.	Governmental Authorizations and Consents	25

3.6.	Employees; Real Property; Employee Benefits; Environmental Matters	26

3.7.	Intellectual Property	27

3.8.	Contracts	28

3.9.	Compliance with Laws	29

3.10.	Financial Statements; No Undisclosed Liabilities	30

3.11.	Indebtedness. The Company will have no Indebtedness as of the Closing Date	31

3.12.	Litigation; Insurance	31

3.13.	Taxes and Tax Matters	31

3.14.	Investment Experience and Accredited Investor Status; Securities Laws Matters	32

3.15.	Acquiring Person	32

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

3.16.	Restricted Securities	32

3.17.	Legends	32

3.18.	No Brokers	32

3.19.	Sufficiency of Assets	33

3.20.	Disclaimer	33

3.21.	[***]	33

ARTICLE IV

	Representations and Warranties of Buyer	33

4.1.	Organization and Power	33

4.2.	Authorization and Enforceability	34

4.3.	No Violation	34

4.4.	Governmental Authorizations and Consents	34

4.5.	Litigation	35

4.6.	Financial Capacity	35

4.7.	No Brokers	35

4.8.	No Section 368(a) Reorganization	35

4.9.	Investigation	35

4.10.	No Inducement or Reliance; Independent Assessment	36

4.11.	Capitalization	36

4.12.	Valid Issuance of Stock Consideration	36

4.13.	Company SEC Documents; Financial Statements; NASDAQ Stock Market	36

4.14.	Offering	37

4.15.	No Integration	37

ARTICLE V

	Covenants	38

5.1.	Conduct of the Company	38

5.2.	Exclusive Dealing	40

5.3.	Access to Information Prior to the Closing	40

5.4.	Regulatory Filings; Notices	40

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

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5.5.	Intercompany Contracts	41

5.6.	Certain Tax Matters	42

5.7.	Preservation of Books and Records	44

5.8.	Proprietary Information	45

5.9.	Public Announcements	45

5.10.	Technology Transfer	45

5.11.	Certain Personnel Matters	46

5.12.	NASDAQ	46

5.13.	Lock-Up	46

5.14.	Limitations Following Lock-Up Terms	47

5.15.	Release	47

5.16.	Pre-Closing Transfer of Certain Excluded Assets	48

5.17.	Patent Files	48

5.18.	Additional Tech Transfer	48

ARTICLE VI

	Conditions to Closing	48

6.1.	Conditions to All Parties’ Obligations	48

6.2.	Conditions to Seller’s Obligations	49

6.3.	Conditions to Buyer’s Obligations	49

ARTICLE VII

	Deliveries by Seller and the Company at Closing	50

7.1.	Officer’s Certificate	50

7.2.	Share Certificates	50

7.3.	Tech Information	50

7.4.	Resignations of Directors and Officers	50

7.5.	Further Instruments	50

ARTICLE VIII

	Deliveries by Buyer at Closing	50

8.1.	Officer’s Certificate	50

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

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8.2.	Cash Consideration	50

8.3.	Stock Consideration	51

8.4.	Further Instruments	51

ARTICLE IX

	Indemnification; Survival	51

9.1.	Survival of Representations and Warranties; Time Limitations	51

9.2.	Indemnification	52

9.3.	Indemnification for Unreviewed Materials	55

9.4.	Indemnification for Product Liability Claims	56

ARTICLE X

	Termination	57

10.1.	Termination	57

10.2.	Procedure and Effect of Termination	58

ARTICLE XI

	Miscellaneous	58

11.1.	Expenses	58

11.2.	Notices	58

11.3.	Governing Law	59

11.4.	Entire Agreement	59

11.5.	Severability	60

11.6.	Amendment	60

11.7.	Effect of Waiver or Consent	60

11.8.	Parties in Interest; Limitation on Rights of Others	60

11.9.	Assignability	61

11.10.	Disclosure Schedules	61

11.11.	Jurisdiction; Court Proceedings; Waiver of Jury Trial; Arbitration for Tech Transfer Condition	61

11.12.	Baseball Arbitration for Determination of Sublicense Value	62

11.13.	No Other Duties	64

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

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11.14.	Reliance on Counsel and Other Advisors	64

11.15.	Remedies	64

11.16.	Specific Performance	64

11.17.	Counterparts	64

11.18.	Further Assurance	65

Exhibit A – In-License Agreement

Exhibit B – Out-License Agreement

Exhibit C – ACA

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

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STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of January 10, 2014, by and among Alnylam Pharmaceuticals, Inc. a Delaware corporation (“Buyer”), Sirna Therapeutics, Inc., a Delaware corporation (the “Company”), Merck Sharp & Dohme Corp., a New Jersey corporation (“Seller”), and solely for purposes of Sections 3.19, 5.2, 5.6, 9.2(b)(ii), 9.2(d) and Article XI herein, Merck & Co., Inc., a New Jersey corporation (“Merck”).

RECITALS

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of Seller’s right, title and interest in and to all of the outstanding shares of common stock of the Company, par value $0.01 per share (the “Sirna Common Stock”), upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, prior to Closing, Seller and the Company shall have entered into (i) a license agreement by and between Seller and the Company (the “In-License Agreement”) in the form attached hereto as Exhibit A, pursuant to which Seller grants the Company an exclusive license in respect of certain Intellectual Property of the Seller, (ii) a license agreement by and between Seller and the Company (the “Out-License Agreement”) in the form attached hereto as Exhibit B, pursuant to which the Company grants Seller a non-exclusive license in respect of certain Intellectual Property of the Company, and (iii) an asset contribution agreement by and between Seller and the Company (the “ACA”) in the form attached hereto as Exhibit C, pursuant to which the Seller transfers certain assets to the Company.

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Definitions and Rules of Construction

1.1.	Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Sirna Patents” means those Patent Rights (a) owned by the Company on the Closing Date or (b) exclusively licensed to the Company pursuant to the In-License Agreement, including the Patent Rights listed on Section 1.1 of the Company Disclosure Schedule.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors of such

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. The Company shall be deemed for purposes of this Agreement an Affiliate of Seller prior to the Closing and of Buyer from and after the Closing.

“Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or non-U.S. law.

“Agreement” means this Stock Purchase Agreement, as it may be amended from time to time.

“Alnylam Product Liability Claim” means a claim asserted by any Person (other than Buyer and its Affiliates), either under strict liability, negligence or other basis for liability, against a Seller Indemnitee arising out of or relating to any (a) defect or alleged defect in the Alnylam Licensed Products, including defects and alleged defects in the manufacturing, testing or design of Alnylam Licensed Products, (b) actions or omissions of Buyer or its Affiliates in connection with the use, testing, development, promotion, marketing, sale, distribution, or other commercialization of Alnylam Licensed Products, (c) labeling, inserts, instruction manuals, promotional activities or advertising supplied or compiled by Buyer or its Affiliates in connection with Alnylam Licensed Products, or (d) recall of Alnylam Licensed Products undertaken by Buyer or its Affiliates.

“Alnylam Licensed Products” means any Royalty Products and any other pharmaceutical, biopharmaceutical or biological preparation or substance, whether or not in final form, for sale by prescription, over-the-counter or any other method the sale, manufacture or use of which (a) in the absence of the In-License Agreement, would infringe at least one Valid Claim of a Merck Patent Right (as defined in the In-License Agreement), or (b) incorporates or embodies any other Company Intellectual Property.

“Ancillary Documents” means the In-License Agreement, the Out-License Agreement, the ACA, and such other documents being executed and delivered in connection with this Agreement and the transactions contemplated hereby.

“ACA” has the meaning set forth in the Recitals.

“Arbitrator” has the meaning set forth in Section 11.12(a).

“Backup Product” has the meaning set forth in Section 2.5(a).

“Bona Fide Collaboration” means (a) a collaboration between Buyer or its Affiliates and one or more Third Parties for the research, development, manufacturing and/or commercialization of one or more Royalty Products that (i) includes a license or sublicense to such Third Party under the Acquired Sirna Patents alone or in conjunction with other Patent Rights owned or controlled by Buyer and (ii) is established under a written agreement (or series of related written agreements, in each case) signed after the Closing Date in which Buyer or its

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Affiliate undertakes and performs research, development, manufacturing and/or commercialization activity with or on behalf of such Third Part(ies), (b) the grant by Buyer or its Affiliates of a license or sublicense to a Third Party under the Acquired Sirna Patents for the development and commercialization of a Merck Royalty Product pursuant to a written agreement (or a series of related written agreements, in each case) signed after the Closing Date, or (c) a license or sublicense of any Royalty Product to an entity in which Buyer or any of its Affiliates (other than Buyer’s 401(k) plan) beneficially owns at least ten percent (10%) of the outstanding equity interests or other interests convertible thereto.

“Books and Records” has the meaning set forth in Section 5.7(a).

“Business Day” means any day other than a Saturday, Sunday or day on which banks are closed in New York, New York. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Commercially Reasonable Discretion” means Buyer’s discretion, exercised in good faith after following the same internal processes of Buyer’s, as applicable, and considering the same factors, for assessing whether to continue the progression into further non-clinical development, clinical development or commercialization activities of a Comparable Buyer Product to the applicable Merck Royalty Product or to otherwise exploit the Company Intellectual Property.

“Buyer Commercially Reasonable Efforts” means commercially reasonable efforts, made by or on behalf of Buyer, which are consistent with the efforts and resources and with the strategic prioritization typically applied by Buyer, including the level of financial and human resources available to and normally used by Buyer, to progress the non-clinical development, clinical development and commercialization of a Comparable Buyer Product to the applicable Merck Royalty Product. Buyer Commercially Reasonable Efforts shall be determined on a market-by-market and indication-by-indication basis for the particular Merck Royalty Product, and it is anticipated that the level of effort will be different for different markets, and will change over time, reflecting changes in the status of such Merck Royalty Product and the market(s) involved.

“Buyer Common Stock” means the common stock, par value $0.01 per share, of Buyer.

“Buyer Disclosure Schedule” means the disclosure schedule of even date herewith delivered by Buyer to the Company in connection with the execution and delivery of this Agreement.

“Buyer Indemnitees” has the meaning set forth in Section 9.2(b).

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

“Buyer Indemnitees Cap” has the meaning set forth in Section 9.2(c)(ii).

“Buyer Indemnitees Deductible” has the meaning set forth in Section 9.2(c)(ii).

“Buyer Material Adverse Effect” means any change or effect, event, circumstance, occurrence, state of facts or development that would prevent Buyer from consummating the Contemplated Transactions; provided, that none of the following events, changes, developments, effects, conditions, circumstances, matters, occurrences or state of facts shall be taken into account in determining whether there has been or may be a Buyer Material Adverse Effect: (i) any change or development in United States financial or securities markets, general economic or business conditions, or political or regulatory conditions, (ii) any act of war, armed hostilities or terrorism, (iii) any change or development in the pharmaceuticals industry, (iv) any change in Law or GAAP or the interpretation or enforcement of either, (v) any termination or failure to renew by any Governmental Authority of any Permit of Buyer, (vi) the announcement, execution or consummation of this Agreement or any of the Ancillary Agreements or the consummation of any of the Contemplated Transactions, (vii) any change resulting from the actions or failure to act of the Company, Seller or Merck, or (viii) any change resulting from the failure of the Company or Seller to reasonably consent to any acts or actions requiring the Company’s or Seller’s consent under this Agreement and for which Buyer has sought such consent except, in the case of clauses (iii) or (iv), to the extent such events, changes, developments, effects, conditions, circumstances, matters, occurrences or state of facts have a materially disproportionate effect on Buyer (and which such materially disproportionate effect is durationally significant) relative to other Persons engaged in the pharmaceuticals industry.

“Buyer Royalty Product” means any Royalty Product that is not a Merck Royalty Product.

“Cash Consideration” has the meaning set forth in Section 2.2(b).

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“COBRA” has the meaning set forth in Section 3.6(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Software” means commercially-available Software licensed pursuant to a standard license agreement and used internally (and not licensed or sublicensed to third parties) by the Company in connection with its business as currently conducted.

“Company” has the meaning set forth in the Preamble.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

“Company Disclosure Schedule” means the disclosure schedule of even date herewith delivered by Seller to the Buyer in connection with the execution and delivery of this Agreement.

“Company Intellectual Property” means all Intellectual Property owned or in-licensed by the Company.

“Company IP Agreements” means all Contracts to which the Company is a party relating to the license, sublicense, creation, development, disclosure, or transfer of Intellectual Property, other than (a) shrink-wrap or click-through licenses of Commercial Software, and (b) non-exclusive licenses of Intellectual Property incidental to the sale or purchase of products or services in the ordinary course of business.

“Company Material Adverse Effect” means any change or effect, event, circumstance, occurrence, state of facts or development that (a) would reasonably be likely to have a material adverse effect on the business, operations or financial condition of the Company, or (b) would prevent the Company or Seller from consummating the Contemplated Transactions; provided, that none of the following events, changes, developments, effects, conditions, circumstances, matters, occurrences or state of facts shall be taken into account in determining whether there has been or may be a Company Material Adverse Effect: (i) any change or development in United States financial or securities markets, general economic or business conditions, or political or regulatory conditions, (ii) any act of war, armed hostilities or terrorism, (iii) any change or development in the pharmaceuticals industry, (iv) any change in Law or GAAP or the interpretation or enforcement of either, (v) any termination or failure to renew by any Governmental Authority of any Permit of the Company, (vi) the announcement, execution or consummation of this Agreement or any of the Ancillary Agreements or the consummation of any of the Contemplated Transactions, or (vii) any change resulting from the failure of Buyer to reasonably consent to any acts or actions requiring Buyer’s consent under this Agreement and for which the Company has sought such consent except, in the case of clauses (iii) or (iv), to the extent such events, changes, developments, effects, conditions, circumstances, matters, occurrences or state of facts have a materially disproportionate effect on the Company (and which such materially disproportionate effect is durationally significant) relative to other Persons engaged in the pharmaceuticals industry.

“Company Released Parties” has the meaning set forth in Section 5.15(a).

“Company Releasing Parties” has the meaning set forth Section 5.15(b).

“Comparable Buyer Product” means, with respect to a particular Merck Royalty Product, a product or product candidate of similar strategic importance to Buyer, with similar technical characteristics, with what Buyer reasonably believes to be a similar commercial potential at a similar stage in its development or product life, taking into account all payments due to Seller and its Affiliates under this Agreement and the Ancillary Documents and all other relevant factors, including without limitation, technical, legal, scientific and/or medical factors such as the nature of the product, the clinical setting in which it is expected to be used, stage of

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

development, mechanism of action, efficacy and safety relative to competitive products in or expected to be introduced into the marketplace, difficulties associated with technology transfer, process development, scale-up or manufacturing, safety issues, legal difficulties and intellectual property ownership, actual or anticipated Regulatory Authority approved labeling, the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity), cost and likelihood of obtaining Regulatory Approval, and projected risk-adjusted economic return (including likely pricing and reimbursement status).

“Confidentiality Agreement” means the Mutual Confidential Disclosure Agreement between Seller and Buyer dated October 2, 2013.

“Contemplated Transactions” means the purchase and sale of the Sirna Common Stock as contemplated by this Agreement.

“Contingent Payment” has the meaning set forth in Section 2.5.

“Contract” means any written agreement, license, contract, arrangement, understanding, obligation or commitment to which a party is bound.

“Disposition” or “Dispose of” means any (i) offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Buyer Common Stock, including, without limitation, any “short sale,” hedging or similar arrangement, or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Buyer Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“Disputed Items” has the meaning set forth in Section 11.11(c).

“DOJ” has the meaning set forth in Section 5.4(a).

“Employee Plan” means any “employee benefit plan” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, change in control, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, and any other employee compensation or benefit plan, policy, practice or Contract (whether qualified or nonqualified, effective or terminated, written or unwritten) and any trust, escrow, or other Contract related thereto that (i) is maintained or contributed to by the Company and (ii) provides benefits to, or describes policies or procedures applicable to, any current or former director, officer, employee or service provider of the Company, or the dependents of any such Person, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

“End Date” has the meaning set forth in Section 10.1(c).

“Environmental Law” means any Law (including without limitation principles of common law, directives, statutes, their implementing laws and regulations, related judicial and administrative orders and binding legal interpretations thereof) applicable to the Company relating to pollution or protection of the environment, natural resources, human health or safety, including without limitation Laws relating to the generation, handling, use, presence, transportation, recycling, take-back, disposal, release or threatened release of any Hazardous Substance.

“Equity Securities” of any Person means any and all shares of capital stock, warrants or options of such Person, and all securities exchangeable for or convertible or exercisable into, any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Existing Buyer Patent” means any Patent Right that Buyer or its Affiliate has the right to practice or otherwise exploit, on an exclusive or non-exclusive basis, whether by ownership or pursuant to a license obtained prior to the Closing Date, and in either case other than pursuant to this Agreement.

“FDA” has the meaning set forth in Section 3.9(a).

“Filing” means the filing of an NDA with a Regulatory Authority; provided, however, that if a Regulatory Authority must accept the filing of an NDA in order to commence review, “Filing” of an NDA means such acceptance by such Regulatory Authority.

“First Commercial Sale” means with respect to a Royalty Product in a country, the first commercial sale in such country of such Royalty Product. First Commercial Sale will not include a sale of a Royalty Product to a Related Party, or sales of Royalty Products to be used for clinical trials or on the disposition of a Royalty Product in reasonable quantities by Buyer or its Related Parties as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose).

“FTC” has the meaning set forth in Section 5.4(a).

“GAAP” means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States.

“Generic Product” has the meaning set forth in Section 2.5(c)(iv)(2).

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

“Governmental Authority” means any nation or government, any foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any foreign or domestic entity or body exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government, including any court and any official of any of the foregoing.

“Governmental Consents” has the meaning set forth in Section 3.5.

“Hazardous Substance” means any substances, mixtures, chemicals, products, materials or wastes that, pursuant to Environmental Law, are listed, classified, characterized, defined or regulated as hazardous, biohazardous, dangerous, infectious, toxic, a pollutant or a contaminant, including without limitation petroleum, petroleum products or by-products, friable asbestos, biological agents, genetically engineered or modified materials, blood-borne pathogens, bacterial or fungal materials, medical waste, unused or “off-spec” products, any material or equipment containing radon or other radioactive materials or polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Income Tax” means any U.S. federal, state, local or non-U.S. tax measured by or imposed on net income.

“Income Tax Return” means any Tax Return relating to Income Tax.

“Indebtedness” means all obligations and indebtedness of the Company for borrowed money, or guarantees thereof.

“Indemnification Notice” has the meaning set forth in Section 9.3(b).

“Indemnitee” has the meaning set forth in Section 9.2(d)(i).

“Indemnitor” has the meaning set forth in Section 9.2(d)(i).

“In-License Agreement” has the meaning set forth in the recitals.

“Intellectual Property” means all United States and non-United States: (a) patents and patent applications, (b) copyrights, including copyrights in Software, (c) trademarks, service marks, trade dress, trade names, brand names, domain names and other identifiers of source or goodwill, together with all goodwill associated therewith, (d) trade secrets, know-how and other confidential and proprietary information (collectively, “Know-How”), and (e) all registrations and applications for registration of any of the foregoing, anywhere in the world.

“Knowledge of Buyer” means the actual knowledge as of the date hereof of any of the following personnel of Buyer within the scope of their employment responsibilities and without independent inquiry or investigation: John Maraganore, Ph.D. (Buyer’s Chief Executive Officer) and Barry Greene (Buyer’s President and Chief Operating Officer).

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

“Knowledge of Seller” means the actual knowledge as of the date hereof of any of the following personnel of Seller and its Affiliates within the scope of their employment responsibilities and without independent inquiry or investigation: Kimberly Folander, Lawrence Senour, Scott Kauffman, Laura Ginkel, Iain Dukes, Roger Perlmutter and Alan Tamarelli.

“Laws” means all laws, Orders, statutes, codes, regulations, ordinances, orders, decrees, rules, or other requirements with similar effect of any Governmental Authority.

“Licensee” means a Third Party to whom Buyer or its Affiliates have granted a license or sublicense under the Acquired Sirna Patents with respect to a Royalty Product pursuant to a Bona Fide Collaboration.

“Lien” means, with respect to any asset (including any security), any option, claim, mortgage, lien, security interest, pledge, charge or other encumbrance or restrictions of any kind in respect of such asset, other than any license of, option to license, or covenant not to assert claims of infringement, misappropriation or other violation with respect to, Intellectual Property.

“Litigation” has the meaning set forth in Section 3.12.

“Loss” or “Losses” means all claims, losses, liabilities, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees, provided, that (i) Losses shall not include consequential damages, special damages, punitive damages, or lost profits, in each case if and to the extent incurred by an Indemnitee (as distinguished from such amounts incurred by a third party for which and to whom any Indemnitee may be responsible under any Laws or under any Contracts providing for any Indemnitee to provide indemnification of such amounts), and (ii) for purposes of computing Losses incurred by an Indemnitee, there shall be deducted an amount equal to the amount of any insurance proceeds, indemnification payments, contribution payments and reimbursements received by the Indemnitee, and an amount equal to the amount of any Tax savings realized by the Indemnitee as a result of the Loss.

“Major Market Country” means any of the United States, Japan, United Kingdom, Germany, France, Italy or Spain.

“Material Contracts” has the meaning set forth in Section 3.8(a).

“Material Permits” has the meaning set forth in Section 3.9(c).

“Merck” has the meaning set forth in the Preamble.

“Merck Affiliated Group” means any Affiliated Group of which Merck is the common parent.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

“Merck Product Liability Claim” means a claim asserted by any Person (other than Seller and its Affiliates), either under strict liability, negligence or other basis for liability, against a Buyer Indemnitee arising out of or relating to any (a) defect or alleged defect in the Merck Licensed Products, including defects and alleged defects in the manufacturing, testing or design of Merck Licensed Products, (b) actions or omissions of Seller or its Affiliates in connection with the use, testing, development, promotion, marketing, sale, distribution, or other commercialization of Merck Licensed Products, (c) labeling, inserts, instruction manuals, promotional activities or advertising supplied or compiled by Seller or its Affiliates in connection with Merck Licensed Products, or (d) recall of Merck Licensed Products undertaken by Seller or its Affiliates.

“Merck Licensed Products” means any pharmaceutical, biopharmaceutical or biological preparation or substance, whether or not in final form, for sale by prescription, over-the-counter or any other method the sale, manufacture or use of which would, in the absence of the Out-License Agreement, (a) infringe at least one Valid Claim of a Sirna Patent Right (as defined in the Out-License Agreement), or (b) incorporate or embody any Sirna Know-How (as defined in the Out-License Agreement).

“Merck Royalty Product” means the Existing Clinical Candidates, as defined in the Out-License Agreement.

“MiR34” means one or more miR-34a, miR-34b, miR-34c and miR-449, whether based on the native miRNA oligomer or a chemically modified RNA oligomer designed to provide the function of the particular miR-34 miRNA.

“MiR34 Therapeutic Product” means any oligonucleotide or oligonucleotide derivative-based therapeutic Product, to replace, enhance or suppress endogenous MiR34 activity, given either alone or in combination with one or more Products. Solely for purposes of this definition of “MiR34 Therapeutic Product,” “Product(s)” means any pharmaceutical, biopharmaceutical or biological preparation or substance, whether or not in final form.

“mRNA” means messenger RNA.

“Naked License” means a license or sublicense for the research, development and/or commercialization of RNAi Products that is granted by Buyer or its Affiliates under any Acquired Sirna Patents to a Third Party pursuant to a written agreement signed after the Closing Date, and that is not granted in connection with a Bona Fide Collaboration.

“NDA” means a new drug application or similar application or submission filed with a Regulatory Authority to obtain marketing authorization for a pharmaceutical product in that country or in that group of countries.

“NDA Approval” means, with respect to a Royalty Product in a country or jurisdiction, the approval of an NDA for such Royalty Product by the applicable Regulatory Authority in such country or jurisdiction and receipt of sufficient authorization from such Regulatory Authority to market and sell such Royalty Product in such country or jurisdiction, including all separate pricing and/or reimbursement approvals that may be required. Moreover,

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if a centralized filing with the European Medicines Agency is not made for the relevant Royalty Product, but Buyer or its Related Party decides to pursue Regulatory Approval in Europe for such product using the mutual recognition procedure or on an individual country basis, then the milestone will be deemed to be achieved upon the First Commercial Sale of such Royalty Product in the first Major Market Country in the European Union.

“Neutral Arbitrator” means an independent arbitrator as Buyer and Seller may agree, or, if they cannot agree within a reasonable time, one selected by the President of the American Arbitration Association.

“Net Sales” means, with respect to a Royalty Product in a country, the gross amount invoiced by Buyer and its Related Parties on sales or other dispositions in such country of such Royalty Product during the applicable Royalty Term to Third Parties that are not Licensees, less reasonable and customary deductions for the following, all determined in accordance with GAAP, consistently applied: (a) to the extent allowed and taken, sales returns and allowances, granted or accrued, including trade, quantity and cash discounts and any other adjustments, including those granted on account of price adjustments, billing errors, rejected goods, damaged or defective goods, recalls, returns, rebates, chargebacks, reimbursements or similar payments actually granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions that are specifically identifiable as relating to a Royalty Product; (b) customs or excise duties, sales tax, consumption tax, value added tax, and other similar taxes (except income taxes) measured by the production, sale, or delivery of goods; (c) duties relating to sales and any payments in respect of sales to the United States government, any State government or any foreign government, or to any governmental authority, or with respect to any government subsidized program or managed care organization; and (d) transportation, importation, freight and other handling expenses not otherwise paid by the customer that are specifically identifiable as relating to a Royalty Product.

If Buyer or its Related Parties sells any Royalty Product in the form of a combination product containing (i) a Royalty Product and (ii) one or more active ingredients that are not such Royalty Product (whether such elements are combined in a single formulation and/or package, as applicable, or formulated and/or packaged separately but sold together for a single price) (a “Combination Product”), Net Sales of such Combination Product for the purpose of determining the royalty due to Seller pursuant to Section 2.5(c) will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where A is the invoice price of such Royalty Product if sold separately, and B is the total invoice price of the other active ingredient(s) in the combination if sold separately. If, on a country-by-country basis, such other active ingredient or ingredients in the Combination Product are not sold separately in such country, but such Royalty Product component of the Combination Product is sold separately in such country, Net Sales for the purpose of determining royalties due to Seller pursuant to Section 2.5(c) for the Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C where A is the invoice price of such Royalty Product component if sold separately, and C is the invoice price of the Combination Product. If, on a country-by-country basis, such Royalty Product component is not sold

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separately in such country, Net Sales for the purposes of determining royalties due to Seller pursuant to Section 2.5(c) for the Combination Product will be D/(D+E) where D is the fair market value of the portion of the Combination Products that contains such Royalty Product and E is the fair market value of the portion of the Combination Products containing the other active ingredient(s) included in such Combination Product, as such fair market values are determined in good faith by Buyer, based upon commercially reasonable standards and available market information.

“Obligations” has the meaning set forth Section 5.15(a).

“Orders” means all judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Authority.

“Original Product” has the meaning set forth in Section 2.5(a).

“Out-License Agreement” has the meaning set forth in the recitals.

“Patent Rights” means any and all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including provisionals, divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates, pediatric exclusivity periods and the like of any such patents and patent applications, and foreign equivalents of the foregoing, anywhere in the world.

“Permits” has the meaning set forth in Section 3.9(c).

“Permitted Lien” means (a) Liens reflected or reserved against or otherwise disclosed in the balance sheet that is a part of the Unaudited Financial Statements, (b) Liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith, and (c) Liens created by this Agreement or any of the Ancillary Documents, or in connection with Contemplated Transactions.

“Person” means any individual, person, entity, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

“Phase 2 Study” means a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(b).

“Phase 3 Study” means a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(c).

“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or prior to the Closing Date.

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“Regulatory Approval” means all approvals from the relevant Regulatory Authority necessary to market and sell a Royalty Product in any country.

“Regulatory Authority” means any applicable government regulatory authority, domestic or foreign, involved in granting approvals for the manufacturing or marketing of a Royalty Product, including, in the United States, the United States Food and Drug Administration, and any successor governmental authority having substantially the same function.

“Related Parties” means Buyer’s Affiliates and Licensees.

“Resolution Period” has the meaning set forth in Section 11.11(c).

“Restraints” has the meaning set forth in Section 6.1(a).

“RNA” means ribonucleic acid.

“RNAi” means RNA interference, which is the natural biological mechanism by which natural or modified RNA (or other nucleic acid) molecules inhibit gene expression in a sequence-specific manner.

“RNAi Product” means a product (i) containing, comprised or based on siRNAs or modified siRNAs, and (ii) designed to modulate the expression of a target mRNA and its encoded gene products through RNA interference, but excluding (A) MiR34 and (B) any MiR34-specific component of any MiR34 Therapeutic Product.

“RNAi Technology Platform” means the proprietary technology platform of the Company (including its predecessor entity, Ribozyme, Inc.) pertaining to the use and exploitation of RNAi as acquired by Merck’s Affiliate on December 29, 2006 upon that Merck Affiliate’s acquisition of the Company, as such technology platform was further modified, enhanced and improved by Merck and/or its Affiliates after such acquisition.

“RNAi Therapeutic Products” means any oligonucleotide or oligonucleotide derivative-based therapeutic Products, whether alone or in combination with any one or more other Products, that function through RNAi, but excluding any MiR34-specific component of any MiR34 Therapeutic Product. Solely for purposes of this definition of “RNAi Therapeutic Products,” “Product(s)” means any pharmaceutical, biopharmaceutical or biological preparation or substance, whether or not in final form.

“Royalty Product” means an RNAi Product, the manufacture, use, or sale of which would infringe a Valid Claim of an Acquired Sirna Patent that is not an Existing Buyer Patent in the country of manufacture, use or sale.

“Royalty Term” has the meaning set forth in Section 2.5(c)(iii).

“Seller” has the meaning set forth in the Preamble.

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“Seller Indemnitees” has the meaning set forth in Section 9.2(a).

“Seller Indemnitees Deductible” has the meaning set forth in Section 9.2(c)(i).

“Seller Releasing Parties” has the meaning set forth in Section 5.15(a).

“Seller Released Parties” has the meaning set forth in Section 5.15(b).

“siRNA” means any of “small interfering RNA”, “short interfering RNA” and “silencing RNA”.

“Sirna Common Stock” has the meaning set forth in the Recitals.

“Software” means computer software and databases, together with, as applicable, object code, source code, firmware and embedded versions thereof and documentation related thereto.

“Stock Consideration” has the meaning set forth in Section 2.2(b).

“Sublicense Value” means that portion of any payments (a) actually received by Buyer or its Affiliate from its licensee or sublicensee in consideration for the grant of a Naked License to such licensee or sublicensee and (b) attributable specifically to the Acquired Sirna Patents being licensed or sublicensed pursuant to such Naked License (subject to the applicable adjustments under the applicable Naked License agreement for royalty stacking and generic entry. Such payments include, but are not limited to, license fees, milestone payments, license maintenance fees, royalties, and value attributable to the premium received by Buyer above fair market value of any Buyer equity issued. Sublicense Value excludes loaned or reimbursable amounts (including research and patent expense reimbursements), payments at reasonable cost for the supply of products or for research or other services provided by Buyer or its Affiliates and fair market value consideration for the purchase of an equity interest in Buyer or its Affiliates in conjunction with the issuance of such license or sublicense). In the event that Buyer or its Affiliate grant more than one Naked License to the same Third Party during any twelve (12) month period, such Naked Licenses collectively shall be treated as one Naked License to such Third Party for the purposes of determining Sublicense Value. In the event that, during any twelve (12) month period, Buyer or its Affiliate grant to the same Third Party or its Affiliate both a Naked License and a license under other Intellectual Property owned by or licensed to Buyer or its Affiliate, such licenses collectively shall be treated as one Naked License to such Third Party for the purposes of determining Sublicense Value.

“Sublicense Value Share Notice” has the meaning set forth in Section 2.5(e)(iii).

“Subsequent Lock-Up Period” has the meaning set forth in Section 5.13(b).

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“Tax” or “Taxes” means any U.S. federal, state, local or non-U.S. income, profits, franchise, gross receipts, license, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, social security (or similar), disability, use, property, withholding, excise production, registration, value added, occupancy, Transfer, alternative or add-on minimum, estimated, or other tax, duties or assessment of any nature whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Contest” means any audit, hearing, proposed adjustment, arbitration, deficiency, assessment, suit, dispute, claim, proceeding or other litigation commenced, filed or otherwise initiated or convened to investigate or resolve the existence and extent of a liability for Taxes.

“Tax Return” means any report, return, statement, claim for refund or other written information (including elections, declarations, disclosures, schedules, estimates and information returns) relating to Taxes, including any amendment thereto.

“Taxing Authority” means any government or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body, having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

“Tech Information” has the meaning set forth in Section 5.10.

“Tech Transfer Condition” has the meaning set forth in Section 5.10.

“Tech Transfer Objection Notice” has the meaning set forth in Section 5.10.

“Third Party” means a Person other than Seller and its Affiliates and Buyer and its Affiliates.

“Third Party Claim” has the meaning set forth in Section 9.2(d)(ii)(A).

“Total Consideration” has the meaning set forth in Section 2.2(b).

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Contemplated Transactions (including any transfer or similar Tax imposed by any Governmental Authority).

“Treasury Regulations” means the regulations promulgated under the Code.

“Unreviewed Materials” has the meaning set forth in Section 9.3(a).

“Valid Claim” means a claim of an issued and unexpired Patent Right that has not been revoked or held unpatentable, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction (which decision is not reversible, appealable or has not been appealed within the time allowed for appeal), and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

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1.2.	Rules of Construction.

Unless the context otherwise requires:

(a) A capitalized term has the meaning assigned to it;

(b) An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) References in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(d) References to Articles and Sections and Exhibits shall refer to articles and sections and exhibits of this Agreement, unless otherwise specified;

(e) The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;

(f) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted; and

(g) All monetary figures shall be in United States dollars unless otherwise specified; and

(h) References to “including” in this Agreement means “including, without limitation,” whether or not so specified.

ARTICLE II

Purchase and Sale; Closing

2.1.	Closing.

Subject to Article X, the closing of the Contemplated Transactions (the “Closing”) will take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, at 4:00 P.M. local time on the fifth Business Day immediately following the day on which the last of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived in accordance with this Agreement, or on such other date as Buyer and Seller may otherwise agree. The day on which the Closing actually occurs is referred to herein as the “Closing Date.”

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2.2.	Purchase and Sale.

(a) Subject to the terms and conditions set forth in this Agreement, and in reliance upon the representations, warranties, and covenants contained in this Agreement, at the Closing, Buyer shall purchase from Seller, and Seller shall sell, transfer and assign to Buyer, all of the Sirna Common Stock.

(b) In consideration for the Sirna Common Stock, Seller shall receive from Buyer (i) $25,000,000 (the “Cash Consideration”) and (ii) 2,520,044 shares of Buyer Common Stock (the “Stock Consideration,” and the Stock Consideration together with the Cash Consideration, the “Total Consideration”).

2.3.	Transactions at the Closing.

(a) At the Closing, simultaneous with Buyer’s receipt of the Sirna Common Stock and applicable instruments of transfer from Seller, Buyer shall (i) pay to Seller in consideration for the Sirna Common Stock, an amount equal to the Cash Consideration, by wire transfer of immediately available funds to an account designated by Seller, which such account shall be designated by Seller no fewer than three (3) Business Days prior to the Closing Date, and (ii) issue and deliver to Seller 85% of the Stock Consideration, including all other documents and instruments of issuance or transfer necessary to vest in Seller all of the right, title and interest in and to 85% of the Stock Consideration as of the Closing Date, free and clear of all Liens, other than restrictions expressly provided under this Agreement and/or under applicable Laws.

(b) Within 5 Business Days following the satisfaction of the Tech Transfer Condition in all material respects, Buyer shall issue and deliver to Seller 15% of the Stock Consideration, including all other documents and instruments of issuance or transfer necessary to vest in Seller all of the right, title and interest in and to 15% of the Stock Consideration as of the date thereof, free and clear of all Liens, other than restrictions expressly provided under this Agreement and/or under applicable Laws.

(c) At or prior to the Closing, Seller shall cause the Company to pay Seller an aggregate amount equal to the cash of the Company as of the Closing in the form of a dividend. Immediately prior to the Closing, all amounts owed pursuant to intercompany agreements or arrangements either to Seller or its Affiliates by the Company or to the Company by Seller or its Affiliates shall be extinguished and shall no longer be outstanding upon the Closing.

2.4.	Development of Royalty Products.

(a) Following the Closing, Buyer shall use Buyer Commercially Reasonable Discretion, to decide whether (i) to continue the progression of each Merck Royalty Product into further non-clinical development, clinical development or commercialization activities; and (ii) to otherwise exploit the Company Intellectual Property including by incorporation of Company Intellectual Property into a Buyer RNAi Product. To the extent that Buyer so decides to continue the progression of a Merck Royalty Product, Buyer shall use Buyer Commercially Reasonable Efforts to so progress such Merck Royalty Product or to find a collaborator or licensee to share or assume responsibility for such progression.

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(b) In respect of any applicable Merck Royalty Product, notwithstanding Buyer’s collaboration with a licensee or collaborator in accordance with the second sentence of Section 2.4(a), Buyer shall be solely responsible to Seller for all Contingent Payments relating to any such Merck Royalty Product.

2.5.	Contingent Payments.

In addition to the Total Consideration, each of the following amounts (each, a “Contingent Payment”) shall be payable by Buyer to Seller:

(a) Development Milestones: Buyer will make milestone payments to Seller based on achievement of the following development milestone events by Buyer or its Related Parties for each Royalty Product as set forth below. Each milestone payment by Buyer to Seller hereunder will be payable only once with respect to each Royalty Product that is comprised of or based on a different RNAi Product, regardless of the number of times achieved with respect to any such Royalty Product. Furthermore, in the event that further clinical development of a Buyer Royalty Product with respect to which one or more milestones payments have been made (an “Original Product”) is halted, and such Buyer Royalty Product is replaced in development by a different Buyer Royalty Product comprised of or based on an RNAi Product different from the RNAi Product in the Original Product but directed at the same target (a “Backup Product”), then Buyer will not be obligated to make any payments with respect to milestones achieved by the Backup Product for which Seller has already made a milestone payment with respect to the Original Product.

(i) Merck Royalty Product:

(A) $[***] upon [***];

(B) An additional $[***] upon [***];

(C) An additional $[***] upon [***]; and

(D) An additional $[***] upon [***].

(ii) Buyer Royalty Product:

(A) $[***] upon [***]; and

(B) An additional $[***] upon [***].

(b) Sales Milestones: Buyer will make milestone payments to Seller based on achievement of the following milestone events as set forth below. Each sales milestone payment by Buyer to Seller hereunder will be payable only once with respect to each Merck Royalty Product that is comprised of or based on a different RNAi Product, regardless of the number of times achieved with respect to any such Royalty Product.

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(i) $[***] upon [***] $[***]; and

(ii) An additional $[***] upon [***] ($[***]).

(c) Royalties:

(i) Merck Royalty Products: Subject to Sections 2.5(c)(iii), (iv) and (v) below, a royalty of [***] percent ([***]) of Net Sales of each Merck Royalty Product.

(ii) Buyer Royalty Products: Subject to Sections 2.5(c)(iii), (iv) and (v) below, a royalty based on aggregate calendar year Net Sales of each Buyer Royalty Product as follows:

Aggregate Calendar Year Net Sales	Royalty (as a percentage of Net Sales)
$[***] - $[***]	[***]%
$[***]-$[***]	[***]%
Greater than $[***]	[***]%

Royalties on aggregate calendar year Net Sales shall be paid at the rate applicable to the portion of such aggregate Net Sales within each of the Net Sales levels above during such calendar year.

(iii) Royalty Term. Except as otherwise provided herein, royalties shall be payable on a Royalty Product-by-Royalty Product and country-by-country basis commencing on the First Commercial Sale of a Royalty Product in such country and continuing during any period in which there is a Valid Claim of an Acquired Sirna Patent in such country that would be infringed by the manufacture, use or sale of such Royalty Product in such country (such period, as applicable, the “Royalty Term”).

(iv) Royalty Adjustments:

(1) Third Party Royalties. Subject to Section 2.5(c)(iv)(3), if Buyer or any of its Related Parties obtains a license or similar right from any Person other than Buyer or its Related Parties under any Patent Rights covering technology that Buyer believes is reasonably necessary for the research, development, manufacture or commercialization of such Royalty Product, and if

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Buyer or any of its Related Parties is required to pay to such Person a royalty, license fees or milestone payments to obtain such license or similar right with respect to such Royalty Product, then the royalties due pursuant to Section 2.5(c)(i) and (ii), as the case may be, will be reduced by [***] percent ([***]) of the amount of the royalty, license fees or milestone payments reasonably attributable to such Royalty Product and paid to such Person.

(2) Generic Products. Subject to Section 2.5(c)(iv)(3), if in any calendar quarter after the First Commercial Sale of a Royalty Product in a country, the market share of all Generic Product(s) in such country is equal to or greater than [***] percent ([***]) of the amount of aggregate sales of such Royalty Product and all Generic Product(s) in such country, then the royalties payable by Buyer to Seller in respect of such Royalty Product in such country shall be reduced in such calendar quarter to [***] percent ([***]) of the royalties that would otherwise be payable to Seller in such calendar quarter with respect to such Royalty Product in such country pursuant to Section 2.5(c)(i) or (ii), as the case may be. “Generic Product” means any pharmaceutical product that contains the same biologically active ingredient(s) (or regulatory equivalents thereof, such as those delineated in 37 C.F.R. §1.710(b)(1)) as are contained in the applicable Royalty Product.

(3) Limitations. Notwithstanding the foregoing, the royalties payable to Seller will not be reduced in any such event to less than [***] percent ([***]) of the amounts set forth in Section 2.5(c)(i) or (ii), as the case may be, solely by reason of any reduction under this Section 2.5(c)(iv)(2).

(v) Other Royalty Provisions. Only one royalty will be due with respect to the same unit of Royalty Product. No royalties will be due upon the sale or other transfer among Buyer and its Related Parties, but in such cases the royalty will be due and calculated upon Buyer’s and its Related Parties’ Net Sales to the first independent Third Party. No royalties will accrue on the sale or other disposition of a Royalty Product by Buyer or its Related Parties for use in a clinical study sponsored or funded by Buyer or on the disposition of a Royalty Product in reasonable quantities by Buyer or its Related Parties as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose).

(d) Sublicense Value Share. In the event that Buyer or its Affiliate grants a Naked License, Buyer will pay Seller an amount equal to [***] percent ([***]) of any Sublicense Value with respect to such Naked License; provided, that solely with respect to Sublicense Value received as royalties on sales of Royalty Products, Seller shall be entitled to receive the greater of (i) [***] percent ([***]) of the Sublicense Value received as royalties on sales of Royalty Products, or (ii) a royalty of [***] percent ([***]) of annual Net Sales of Royalty Products by a licensee or sublicensee under a Naked License (subject to the terms of Sections 2.5(c)(iii), (iv) and (v)), in each case of clauses (i) and (ii) above, as apportioned for the relative value received under such Naked License that is attributable specifically to the Acquired Sirna Patents being licensed or sublicensed.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(e) Payment Obligations and Reports.

(i) Payment Account. Any Contingent Payments shall be paid to Seller by wire transfer of immediately available funds to such bank account in the United States as may be designated in writing by Seller from time to time. In the case of sales of Royalty Products outside the United States by Buyer and its Related Parties, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars due will be made at the rate of exchange utilized by Buyer (or its Licensee, if applicable) in its worldwide accounting system, prevailing on the last day of the applicable calendar quarter.

(ii) Milestone Payments. Buyer will notify Seller in writing of the achievement of each of the milestone events set forth in Sections 2.5(a)(i) and (ii) and subject to Section 2.5(g) pay to Seller the Contingent Payment amounts set forth in such sections with respect to such milestone event within [***] days of such achievement of the relevant milestone event.

(iii) Sublicense Value Share Payments. Buyer will notify Seller in writing promptly of the grant of a Naked License. Within [***] days of such notice Buyer will provide Seller with the relevant texts of all documents governing the Naked License transaction together with a good faith determination of each element of the Sublicense Value for such Naked License and the resulting calculation of Seller’s Sublicense Value share pursuant to Section 2.5(d), and will explain the basis on which such determination and calculation has been made by Buyer (such notice, a “Sublicense Value Share Notice”). Concurrent with the Sublicense Value Share Notice, Buyer will remit to Seller any payment then due as set forth in the Sublicense Value Share Notice. If Seller in good faith believes the determination of Sublicense Value in the Sublicense Value Share Notice does not reasonably reflect the relative value attributable to the Acquired Sirna Patents in such Naked License transaction, it shall notify Buyer in writing of its belief (and the basis of such belief) within [***] days after receiving Buyer’s Sublicense Value Share Notice. If despite good faith efforts Buyer and Seller are unable to agree upon such Sublicense Value within [***] days of Seller’s notice, then the dispute will be referred to the Buyer’s CEO and the Seller’s President of Research and Development (or their respective designees) for resolution. If these executive officers are unable to agree within [***] days after the dispute is referred to them, then either Buyer or Seller may request that a third party determine such Sublicense Value by baseball arbitration pursuant to Section 11.12. Buyer’s obligation to make further payments to Seller pursuant to Section 2.5(d) with respect to such Naked License transaction will be suspended during the pendency of such dispute and any arbitration.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(iv) Royalty Payments and Reports. Within [***] days after the end of each calendar quarter after the First Commercial Sale of a Royalty Product or the grant of a Naked License, as the case may be, Buyer will deliver to Seller a report containing the following information for the prior calendar quarter:

(1) a calculation of Net Sales of each Royalty Product that is sold by Buyer and its Related Parties, if any;

(2) the achievement of any of the milestone events in Section 2.5(b);

(3) subject to Section 2.5(e)(iii), a calculation of Sublicense Value with respect to each Naked License as set forth in Section 2.5(d) (if any) and specifically: (x) the amount of Sublicense Value, if any, received by Buyer from its licensees and sublicensees of such Naked License pursuant to the terms of the Naked License agreement, specifically including any amounts received as royalties on sales of Royalty Products, and (y) a calculation of Net Sales of such Royalty Products by such licensees and sublicensees pursuant to such Naked License agreement, if any, in each case as necessary to determine the Sublicense Value calculation set forth in Section 2.5(d);

(4) the amount of Taxes, if any, withheld to comply with applicable law; and

(5) a calculation of payments due to Seller with respect to the foregoing (including the calculation of any royalty adjustments pursuant to Section 2.5(c)(iv), the calculation of any royalty due in lieu of a share of Sublicense Value as set forth in Section 2.5(d) and any calculation of currency conversion). Concurrent with these reports, Buyer will remit to Seller any payment due for the applicable calendar quarter. All such reports will be considered Confidential Information of Buyer and will be maintained in confidence by Seller. If no royalties or other payments are due to Seller for such reporting period, the report will so state.

(f) Records and Audit Right. Buyer will keep, and will require all its Related Parties to keep, correct and complete books of accounts and other records containing all information and data that may be necessary to ascertain and verify the royalties and other amounts payable under this Agreement. Until the expiration of the last Royalty Term, Seller has the right from time to time (not to exceed once during each calendar year) to have an independent certified public accountant inspect such books and records of Buyer and/or its Affiliates at Seller’s expense. Such inspection will be conducted after reasonable prior notice by Seller to Buyer during Buyer’s ordinary business hours, will not be more frequent than once during each calendar year and may cover only the three (3) year period immediately preceding the date of the audit. Any such independent certified accountant will be reasonably acceptable to Buyer, will execute Buyer’s standard form of confidentiality agreement (subject to reasonable modifications agreed by Buyer and such independent certified accountant), and will be permitted to share with Seller solely its findings with respect to the accuracy of the royalties and other

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

amounts reported as payable under this Agreement. If such accounting determines that Buyer paid Seller less than the amount properly due in respect of any calendar quarter, then Buyer will reimburse Seller such amount, and if the amount underpaid exceeds [***] percent ([***]) of the amount actually due or $[***], Buyer will also reimburse Seller for the costs of such accounting (including the fees and expenses of the certified public accountant). In the event such accounting determines that Buyer paid Seller more than the amount properly due in respect of any calendar quarter, then any excess payments made by Buyer will be credited against future amounts due to Seller from Buyer, or if no such future amounts are reasonably expected to be due to Seller from Buyer, then Seller will reimburse Buyer for any overpayment by Buyer.

2.6.	Tax Withholding.

If Buyer concludes that it is required by law to withhold Taxes from any payment to Seller, Buyer shall provide commercially reasonable written notice to Seller of its intention to withhold, and the basis for such withholding, prior to withholding and paying the required amount to the appropriate Governmental Authority. Buyer will promptly provide Seller with all information relating to such withholding that is reasonably requested by Seller including, without limitation, original receipts or other evidence reasonably desirable and sufficient to allow Seller to document such tax withholdings for purposes of claiming foreign tax credits and similar benefits.

ARTICLE III

Representations and Warranties of Seller

Except as set forth in the Company Disclosure Schedule (it being agreed that any matter disclosed in the Company Disclosure Schedule with respect to any section of this Agreement shall be deemed to have been disclosed with respect to any other section to the extent the applicability thereto is reasonably apparent), Seller hereby represents and warrants to Buyer as follows:

3.1.	Organization and Power.

Each of the Company, Seller and Merck is a corporation or legal entity duly incorporated or organized, validly existing and in good standing under the Laws of its respective jurisdiction of its incorporation or organization. Each of the Company, Seller and Merck has full power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The Company has all power and authority, and possesses all governmental licenses and permits necessary to enable it to own or lease and to operate its properties and assets and carry on its business as currently conducted, and is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation in each jurisdiction where the ownership, or operation of its properties or assets or conduct of its business requires such qualification, except such power, authority, licenses, permits and qualification the absence of which do not have, and would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Prior to the date of this Agreement, Seller has delivered or made available to Buyer accurate and complete copies of the Amended and Restated Certificate of Incorporation, as currently in effect, of the Company.

3.2.	Authorization and Enforceability.

The execution and delivery of this Agreement and the Ancillary Documents to which the Company, Seller or Merck is a party, the performance by each of the Company, Seller and Merck of its obligations under this Agreement and the Ancillary Documents to which it is a party, and the consummation by each of the Company, Seller and Merck of the transactions contemplated hereby and thereby have been duly authorized by the Company, Seller and Merck and no other corporate proceedings on the part of the Company, Seller or Merck (including, without limitation, any shareholder vote or approval) are necessary to authorize the execution and delivery of this Agreement and the Ancillary Documents to which the Company, Seller or Merck is a party, the performance by each of the Company, Seller and Merck of its obligations under this Agreement and the Ancillary Documents to which it is a party, or the consummation by each of the Company, Seller and Merck of the transactions contemplated hereby and thereby. This Agreement is, and each of the Ancillary Documents to be executed and delivered at the Closing by the Company, Seller and/or Merck will be at the Closing, duly authorized, executed and delivered by the Company, Seller and/or Merck, as the case may be, and constitute, or as of the Closing Date will constitute, valid and legally binding agreements of the Company, Seller and/or Merck, as the case may be, enforceable against the Company, Seller and/or Merck, as the case may be, in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

3.3.	Capitalization of the Company.

(a) The Company. The authorized capital stock of the Company consists of 100 shares of Sirna Common Stock, of which 100 shares are issued and outstanding, and no shares of preferred stock. Seller is the record and beneficial owner of all of the outstanding shares of Sirna Common Stock. All outstanding shares of Sirna Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, (iii) are owned beneficially and of record by Seller, free and clear of any Lien, and (iv) were issued in compliance with applicable securities Laws or exemptions therefrom. Except for the shares of Sirna Common Stock owned and held by Seller, at the close of business on the date hereof, no shares of capital stock or other Equity Securities of the Company were issued, reserved for issuance or outstanding. The Company does not have any outstanding securities convertible into or exchangeable or exercisable for any shares of its capital stock or any rights to subscribe for or to purchase, or any agreements providing for the issuance (contingent or otherwise) of any shares of its capital stock. The Company is not, and Seller is not, a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement or shareholders agreement with respect to the sale or voting of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of capital stock of the Company. The Company does not have outstanding any bonds, debentures,

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(b) Subsidiaries. The Company has no subsidiaries, and is not obligated to make any investment (whether in the form of a loan, capital contribution, or similar investment) in any other Person.

3.4.	No Violation.

The execution and delivery by the Company, Seller and Merck of this Agreement and the Ancillary Documents to which the Company, Seller or Merck is a party, the performance by each of the Company, Seller and Merck of its obligations under this Agreement and the Ancillary Documents to which it is a party, and the consummation by each of the Company, Seller and Merck of the transactions contemplated hereby and thereby will not (a) conflict with or violate any provision of the certificate of incorporation, bylaws or other similar organizational documents of the Company, Seller or Merck, (b) assuming that all consents, approvals and authorizations contemplated by Section 3.5 have been obtained and all filings described therein have been made, conflict with or violate any Law applicable to the Company, Seller or Merck or by which its or any of their respective properties is bound or affected, (c) to the Knowledge of Seller, as of the date hereof, result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien (other than Permitted Liens) or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Material Contract, (d) except as set forth in Section 3.4(d) of the Company Disclosure Schedule, to the Knowledge of Seller, change the rights or obligations of any party under any Material Contract, or (e) result in the creation of, or require the creation of, any Lien upon any shares of capital stock of the Company, except, in the cases of clauses (b), (c) or (d), to the extent such conflict, liability or Lien does not have and would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

3.5.	Governmental Authorizations and Consents.

No consents, licenses, approvals or authorizations of, or registrations, declarations, filings with or notices to, any Governmental Authority (“Governmental Consents”) are required to be obtained or made by the Company, Seller or Merck in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any Ancillary Documents to which the Company, Seller or Merck is, or is to be, a party or the consummation by the Company, Seller or Merck of the transactions contemplated hereby and thereby, other than (a) a filing with the FTC and the DOJ under the HSR Act and (b) those Governmental Consents listed in Section 3.5 of the Company Disclosure Schedule, and except for those for which the failure to obtain such Governmental Consents does not have and would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

3.6.	Employees; Real Property; Employee Benefits; Environmental Matters.

(a) Except as set forth in Section 3.6 of the Company Disclosure Schedule, the Company has no employees and has had no employees at any time during the twelve (12) months immediately preceding the date of this Agreement, and does not own or lease any real property.

(b) All amounts owed or that may become owed by the Company under the terms of any Employee Plan have been timely paid or will be paid by Seller, and the Company has no unfunded liability with respect to any deferred compensation, retirement, or other Employee Plan. The Company has complied with the applicable continuation requirements for each Employee Plan, including (i) Section 4980B of the Code and Sections 601 through 608, inclusive, of ERISA (“COBRA”) and (ii) any applicable state Law mandating welfare benefit continuation coverage for employees. Neither the Company nor any fiduciary of an Employee Plan has violated any requirements of ERISA except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has never contributed to, or had any obligation to contribute to, or has or ever had any liability with respect to: a “multiemployer plan” within the meaning of Section 3(37) of ERISA or Section 414(f) of the Code or a plan that has two or more contributing sponsors, at least two of whom are not under common control within the meaning of Section 413(c) of the Code.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) no real property (including soils, groundwater, surface water, buildings or other structures thereon or thereunder) owned, operated, used or occupied by the Company has been contaminated as a result of release, spill, discharge or disposal of any Hazardous Substance during or, to the Knowledge of Seller, prior to, the ownership or operation or use by the Company, in each case that would be reasonably likely to require investigation and/or remediation pursuant to Environmental Law; (ii) no real property formerly owned or operated or used by the Company was contaminated as a result of release, spill, discharge or disposal of any Hazardous Substance during or, to the Knowledge of Seller, prior to, the ownership or operation or use by the Company, in each case that would be reasonably likely to require investigation and/or remediation pursuant to Environmental Law; (iii) the Company has not received any written notice, demand, letter, claim or request for information from any Governmental Authority or other third party indicating that the Company may be in material violation of or subject to material liability under any Environmental Law or arising from Hazardous Substances; (iv) the Company is not subject to any material order, decree, injunction or other arrangement with any Governmental Authority or a party to any indemnity or any other agreement with any third party under any Environmental Law or otherwise relating to any Hazardous Substances; and (v) the Company has obtained in a timely manner, maintained in effect, and is in material compliance with, all Permits required by applicable Environmental Law in connection with the business of the Company. The Company has delivered, or made available to Buyer, true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company pertaining to Environmental Law.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

3.7.	Intellectual Property.

(a) Subject to the consummation of the transactions contemplated in the Ancillary Documents, Section 3.7(a) of the Company Disclosure Schedule includes all (i) material patents and patent applications owned by the Company on the date of this Agreement and (ii) material trademark registrations and applications, material copyright registrations and applications, and material domain name registrations and applications, in each case, owned by the Company on the date of this Agreement ((i) and (ii), collectively, the “Owned Intellectual Property”), except that, notwithstanding any other provision of this Agreement, Seller makes no representations or warranties with respect to (A) the Intellectual Property identified on Section 3.7(a)(iii) of the Company Disclosure Schedule or (B) any other patents, patent applications, or other Intellectual Property owned by the Company that are directed to ribozyme technology.

(b) Subject to the consummation of the transactions contemplated in the Ancillary Documents, and except as set forth in Section 3.7(b) of the Company Disclosure Schedule, as of the date of this Agreement (i) to the Knowledge of Seller, each item of Owned Intellectual Property is valid, subsisting and enforceable, and (ii) the Company is the exclusive owner of all Owned Intellectual Property, free and clear of any Liens, exclusive licenses, or non-exclusive licenses not granted in the ordinary course of business.

(c) Subject to the consummation of the transactions contemplated in the Ancillary Documents, and except as set forth in Section 3.7(c) of the Company Disclosure Schedule, on the date of this Agreement no Owned Intellectual Property is subject to any (i) outstanding order, ruling, judgment or decree of a Governmental Authority adversely affecting the use thereof or rights thereto by the Company, or (ii) pending (or, to the Knowledge of Seller, threatened) opposition, cancellation, nullification, interference, public protest, domain name dispute, reexamination, reissue or other proceeding before a Governmental Authority or Internet domain name registrar (other than the review of pending applications by applicable Governmental Authorities). Buyer acknowledges that for purposes of Section 3.7(c)(ii), any opposition, cancellation, nullification, interference, public protest, domain name dispute, reexamination, reissue or other proceeding that has been initiated but with respect to which process or other comparable notice has not been served on or delivered to Seller or the Company will be deemed to be “threatened” rather than “pending.”

(d) Subject to the consummation of the transactions contemplated in the Ancillary Documents, and except as set forth in Section 3.7(d) of the Company Disclosure Schedule, no Affiliate of Seller (other than Company) owns or holds an in-license to any Owned Intellectual Property.

(e) To the Knowledge of Seller, the operation of the business of the Company does not, as of the date of this Agreement, infringe or misappropriate any Intellectual Property of any third parties in any material respect. To the Knowledge of Seller, as of the date of this Agreement, no third party is infringing or misappropriating in any material respect any Intellectual Property owned by the Company. Except as set forth in Section 3.7(e) of the Company Disclosure Schedule, as of the date of this Agreement no claim, action, litigation or

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

other proceeding alleging misappropriation or infringement of Owned Intellectual Property or the Intellectual Property of any other Person is pending (or, to the Knowledge of Seller, is threatened) by or against the Company (including but not limited to cease and desist letters or offers for license). As of the date of this Agreement, there is no claim pending against the Company by any indemnitee of the Company to indemnify that indemnitee for infringement or misappropriation of Intellectual Property. No claim, action, litigation or other proceeding alleging misappropriation or infringement of the Intellectual Property of any other Person is pending (or, to the Knowledge of Seller, is threatened) by or against Merck or any of its Affiliates with respect to the research, development, manufacture, sale or use of RNAi Products or the use of the RNAi Technology Platform (including but not limited to cease and desist letters or offers for license) as of the date of this Agreement. Buyer acknowledges that (i) the representations and warranties set forth in this Section 3.7(e) are (A) subject to the consummation of the transactions contemplated in the Ancillary Documents and (B) the only representations and warranties Seller makes in this Agreement with respect to infringement, misappropriation or other violation of Intellectual Property, and (ii) for purposes of this Section 3.7(e), any claim, action, litigation or other proceeding that has been initiated but with respect to which process or other comparable notice has not been served on or delivered to Seller or the Company will be deemed to be “threatened” rather than “pending.”

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and except as a result of any Contracts that Buyer is subject to prior to the consummation of the Contemplated Transactions or any Material Contracts (or, to the Knowledge of Seller, any other Contract that the Company is subject to prior to the consummation of the Contemplated Transactions), the execution, delivery and performance by the Company of the Contemplated Transactions will not (i) alter, impair, diminish or result in the loss of any rights or interests of the Company in any Company Intellectual Property, (ii) grant or require the Company to grant to any Person any rights with respect to any Company Intellectual Property (other than under the Out-License Agreement) that the Person did not have prior to the consummation of the Contemplated Transactions, or (iii) subject the Company to any increase in or acceleration of royalties or other payments in respect of any Intellectual Property licensed to the Company (except as expressly contemplated under this Agreement). The Company has taken and is now taking reasonable measures under the circumstances to maintain the confidentiality of any material trade secrets constituting Company Intellectual Property.

3.8.	Contracts.

(a) Material Contracts. To the Knowledge of Seller, as of the date hereof, Parts I and II of Section 3.8(a) of the Company Disclosure Schedule, together, constitute a true and complete list of all of the following Contracts to which the Company is a party or by which the Company and/or its assets are bound (the “Material Contracts”):

(i) Contracts evidencing any obligations of the Company with respect to the issuance, sale, repurchase or redemption of any Equity Securities of the Company;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(ii) all Company IP Agreements that are material to the operation of the business of the Company, other than “material transfer agreements” in customary form entered into in the ordinary course of business;

(iii) Contracts relating to any Litigation involving the Company at any time since the acquisition of the Company by an Affiliate of Seller;

(iv) Contracts limiting the freedom of the Company to engage in any line of business, acquire any entity or compete with any Person or in any market or geographical area;

(v) Contracts concerning any joint venture, or any research, development, manufacturing or commercialization collaboration or partnership;

(vi) Contracts to supply or manufacture any materials for any third party;

(vii) Contracts with any director or officer of the Company;

(viii) all Contracts not otherwise listed above involving reasonably anticipated payments to or from the Company in excess of $250,000 per annum.

(b) Status of Material Contracts. To the Knowledge of Seller, as of the date hereof, a true and complete copy of each Material Contract has been made available to Buyer. Except as disclosed in Section 3.8(b) of the Company Disclosure Schedule, to the Knowledge of Seller, all Material Contracts listed on Part I of Section 3.8(a) of the Company Disclosure Schedule are valid, binding and in full force and effect, and are enforceable by the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles. To the Knowledge of Seller, as to each such Material Contract, there does not exist thereunder as of the date hereof any breach or default on the part of the Company or, to the Knowledge of Seller, any other party to such Material Contract. The Company has in all material respects performed all material obligations required to be performed by it to date under each such Material Contract. To the Knowledge of Seller, neither the Company nor Seller has received, as of the date hereof, notice of the existence of any event or condition that constitutes, or, after notice or lapse of time or both, will constitute a default on the part of the Company under any such Material Contract, except where such default has not had, and would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

3.9.	Compliance with Laws.

(a) To the Knowledge of Seller, since January 1, 2011, the Company has conducted its business in accordance with all applicable federal, state, local or foreign Laws in all material respects, including Laws enforced by the United States Food and Drug

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Administration (“FDA”) or any similar applicable state or foreign regulatory or Governmental Authorities. The Company is not debarred under the Federal Food, Drug and Cosmetic Act or otherwise excluded from or restricted in any manner from participation in, any government program related to pharmaceutical products and, to the Knowledge of Seller, does not employ or use the services of any individual or entity that is or, during the time when such individual or entity was employed by or providing services to the Company, was debarred or otherwise excluded or restricted. As of the date hereof, no investigation or review by any Governmental Authority with respect to the Company is pending or to the Knowledge of Seller, threatened, nor has any Governmental Authority indicated an intention to conduct the same, except for such investigations or reviews that would not have, and would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(b) Since the acquisition of the Company by an Affiliate of Seller, neither the Company nor, to the Knowledge of Seller, any director, officer, agent, employee or third party representative acting for or on behalf of the Company has been in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other anti-bribery or anti-corruption laws applicable to the Company in any manner that would reasonably be expected, individually or in the aggregate, to result in Company Material Adverse Effect.

(c) To the Knowledge of Seller, the Company has all governmental permits, licenses, franchises, variances, exemptions, orders issued or granted by a Governmental Authority and all other authorizations, consents and approvals issued or granted by a Governmental Authority (“Permits”) necessary to conduct the business of the Company as presently conducted, except those the absence of which would not have, and would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect (the “Material Permits”). There is not pending or, to the Knowledge of Seller, threatened before any Governmental Authority any proceeding, notice of violation, order of forfeiture or complaint or investigation against the Company relating to any Material License, in each case, except as would not have, and would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

3.10.	Financial Statements; No Undisclosed Liabilities.

(a) Seller has delivered to Buyer: (i) unaudited balance sheets of the Company as at December 31, 2010, 2011 and 2012 and the related unaudited statements of income, including the notes thereto; and (ii) an unaudited balance sheet of the Company as of the nine months ended September 30, 2013, and the related unaudited statements of income. Each of the financial statements delivered pursuant to this Section 3.10 were prepared in good faith and, to the Knowledge of Seller, present, in all material respects, the financial condition of the Company as of the date thereof.

(b) The Company has no liabilities, whether accrued, absolute, fixed or contingent, other than (i) liabilities specifically identified in Section 3.10 of the Company Disclosure Schedule, (ii) liabilities incurred under this Agreement, (iii) liabilities incurred in the ordinary course of business, (iv) liabilities that currently are not, and would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect and (v) liabilities disclosed on the Company Disclosure Schedule.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(c) Seller has, to the Knowledge of Seller, made available to Buyer copies of all minute books and written records in the possession of Seller or the Company.

3.11.	Indebtedness. The Company will have no Indebtedness as of the Closing Date.

3.12.	Litigation; Insurance.

(a) Except as set forth in Section 3.12 of the Company Disclosure Schedule, as of the date hereof, there are no civil, criminal or administrative claims, actions, suits, inquiries, investigations or proceedings (“Litigation”) pending or, to the Knowledge of Seller, threatened against or involving the Company or its properties or business, at Law or in equity or before any Governmental Authority. The Company is not subject to any Order arising from any Litigation.

(b) The Company is not party to any insurance policies issued by any third party insurance company.

3.13.	Taxes and Tax Matters.

(a) The Company has not been a member of an Affiliated Group filing a consolidated federal Income Tax Return other than a Merck Affiliated Group. The Company has prepared in good faith and duly and timely filed (taking into account any valid extension of time within which to file) all Income Tax Returns and other material Tax Returns that it was required to file, and all such filed Tax Returns are accurate and complete in all material respects. The Company has timely paid or caused to be paid all Income Taxes and other material Taxes that are required to be paid by the Company (whether or not shown on any Tax Return), including all Taxes required to have been withheld and paid by the Company in connection with any amounts paid or owing to any employee, independent contractor, stockholder, creditor or other third party. All material deficiencies asserted in writing or assessments made as a result of any examinations or other audits by federal, state, local or foreign Taxing Authorities have been paid in full or settled. The Company has neither waived any statute of limitations in respect of Income Taxes nor agreed to any extension of time with respect to an Income Tax assessment or deficiency. No federal or material state, local or foreign Tax audit or administrative or judicial proceeding is pending or being conducted with respect to the Company, and the Company has not received from any federal, state, local or foreign Taxing Authority any written notice indicating an intent to open an audit. The Company has not engaged in any “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the Treasury Regulations. The Company has no material liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(b) Neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company.

3.14.	Investment Experience and Accredited Investor Status; Securities Laws Matters.

Seller is an “accredited investor” (as defined in Regulation D under the Securities Act). Seller has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the receipt of the Stock Consideration. Seller is acquiring the Stock Consideration for Seller’s own account and for the purpose of investment and not with a view to distribution or resale thereof.

3.15.	Acquiring Person.

As of the date of this Agreement, neither Seller nor any of its Affiliates beneficially owns, or will beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership), any securities of Buyer.

3.16.	Restricted Securities

Seller understands that the Stock Consideration, when issued, shall be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that under such Laws the Stock Consideration may be resold without registration under the Securities Act only in certain limited circumstances. Seller represents that it is familiar with Rule 144 of the Securities Act, as presently in effect.

3.17.	Legends

Seller understands that the certificates representing the Stock Consideration shall bear the following legends:

(a) “These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to Buyer) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act.”; and

(b) any legend required by applicable state securities Laws.

3.18.	No Brokers.

None of the Company, Seller or Merck (or any of its Affiliates) have employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees, commissions or other amounts with respect to this Agreement, the Ancillary Documents or the transactions contemplated hereby and thereby.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

3.19.	Sufficiency of Assets.

Except as set forth in Section 3.19 of the Company Disclosure Schedule, on the Closing Date, to the Knowledge of Seller, the Company will hold, as owner or licensee, all Patent Rights and Know-How of Merck and its Affiliates (other than the Company) that constitute the RNAi Technology Platform, subject to the rights in Intellectual Property granted in the Out-License Agreement.

3.20.	Disclaimer.

Notwithstanding anything to the contrary contained in this Agreement, neither the Company, Seller nor any of its Affiliates, representatives or advisors has made, or shall be deemed to have made, to Buyer or any other Person any representations or warranty with respect to this Agreement, the Ancillary Documents or the transactions contemplated hereby and thereby other than those expressly made by the Company in this Article III. Without limiting the generality of the foregoing, no representation or warranty has been made or is being made herein to Buyer, its Related Parties or any of their respective representatives (i) as to merchantability, suitability or fitness for a particular purpose, or quality, with respect to any tangible assets or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent (or any other representation or warranty referred to in section 2-312 of the uniform commercial code of any applicable jurisdiction), or (ii) with respect to any projections, forecasts, business plans, estimates or budgets delivered to or made available to Buyer, its Related Parties, or any of their respective representatives.

3.21.	[***].

(a) [***].

(b) [***].

ARTICLE IV

Representations and Warranties of Buyer

Except as set forth in the Buyer Disclosure Schedule (it being agreed that any matter disclosed in the Buyer Disclosure Schedule with respect to any section of this Agreement shall be deemed to have been disclosed with respect to any other section to the extent the applicability thereto is reasonably apparent), Buyer hereby represents and warrants to Seller as follows:

4.1.	Organization and Power.

Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of Delaware and has full power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

4.2.	Authorization and Enforceability.

The execution and delivery of this Agreement and the Ancillary Documents to which Buyer is a party, the performance by Buyer of its obligations under this Agreement and the Ancillary Documents to which it is a party, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by Buyer, and no other corporate proceedings on the part of Buyer (including, without limitation, any shareholder vote or approval) are necessary to authorize the execution and delivery of this Agreement and the Ancillary Documents to which Buyer is a party, the performance by Buyer of its obligations under this Agreement and the Ancillary Documents to which it is a party, or the consummation by Buyer of the transactions contemplated hereby and thereby. This Agreement is, and each of the Ancillary Documents to be executed and delivered at the Closing by Buyer will be at the Closing, duly authorized, executed and delivered by Buyer and constitute, or as of the Closing Date will constitute, valid and legally binding agreements of Buyer enforceable against Buyer, in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

4.3.	No Violation.

The execution and delivery by Buyer of this Agreement and the Ancillary Documents to which Buyer is a party, the performance by Buyer of its obligations under this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of Buyer, or (b) assuming that all consents, approvals and authorizations contemplated by Section 4.4 have been obtained and all filings described therein have been made, conflict with or violate in any material respect any Law applicable to Buyer or by which its respective properties are bound or affected. Neither Buyer nor its Affiliates are subject to any Contract that would have a Buyer Material Adverse Effect.

4.4.	Governmental Authorizations and Consents.

No Governmental Consents are required to be obtained or made by Buyer in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any Ancillary Documents to which Buyer is, or is to be, a party, or the consummation by Buyer of the transactions contemplated hereby and thereby, other than (a) a filing with the FTC and the DOJ under the HSR Act and (b) those Governmental Consents listed in Section 4.4 of the Buyer Disclosure Schedule, and except for those for which the failure to obtain such Governmental Consents does not have and would not reasonably be expected to have, either individually or in the aggregate, a Buyer Material Adverse Effect. All representations, warranties, statements or other communications, whether express or implied, made by Buyer to any Governmental Authority in connection with any Governmental Consents shall be true and correct.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

4.5.	Litigation.

There is no Litigation pending or, to the Knowledge of Buyer, threatened against or involving Buyer which questions the validity of this Agreement or any of the Ancillary Documents to which it is a party or seeks to prohibit, enjoin or otherwise challenge Buyer’s ability to consummate the Contemplated Transactions.

4.6.	Financial Capacity.

Buyer has, or has access to, and will have available on the Closing Date, funds in an amount that is sufficient to pay the Cash Consideration as required by and in accordance with this Agreement.

4.7.	No Brokers.

Neither Buyer nor or any of its Affiliates has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees, commissions or other amounts with respect to this Agreement, the Ancillary Documents or the Contemplated Transactions.

4.8.	No Section 368(a) Reorganization.

Neither Buyer nor any of Buyer’s Affiliates has any plan or intention to (i) merge or liquidate the Company into Buyer or any subsidiary of Buyer (including by causing or permitting the Company to become an entity that is disregarded as separate from Buyer or any subsidiary of Buyer, in each case, within the meaning of Treasury Regulation Section 301.7701-3(b)(1)(ii)), or (ii) take any other action that could reasonably be expected to cause the sale of the Sirna Common Stock by Seller to Buyer pursuant to this Agreement to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

4.9.	Investigation.

Buyer is knowledgeable about the industry in which the Company operates and the Laws and regulations applicable to the Company’s business and operations, and is experienced in the acquisition and management of businesses. Buyer has been afforded reasonable access to the books and records, facilities and personnel of the Company for purposes of conducting a due diligence investigation of the Company. Buyer has conducted a reasonable due diligence investigation of the Company and has received answers to all inquiries it has made with respect to the Company that are satisfactory to Buyer. Buyer does not have any knowledge of any inaccuracy or failure to be true of any of the representations or warranties of the Company in Article III or in any of the Ancillary Documents; provided, however, that Buyer does not make the representation in this sentence with respect to the representations of Seller set forth in Sections 3.1, 3.2, 3.3 or 3.13.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

4.10.	No Inducement or Reliance; Independent Assessment.

(a) With respect to this Agreement, the Ancillary Documents and the Contemplated Transactions, Buyer has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Company or Seller (or their Affiliates, officers, directors, employees, agents or representatives) that are not expressly set forth in Article III hereof (including the Company Disclosure Schedule), whether or not any such representations, warranties or statements were made in writing or orally.

(b) With respect to this Agreement, the Ancillary Documents and the Contemplated Transactions, Buyer acknowledges that none of the Company or Seller (or their Affiliates, officers, directors, employees, agents or representatives) makes, will make or has made any representation or warranty, express or implied, as to the prospects of the Company or its profitability for Buyer, or with respect to any forecasts, projections or business plans made available to Buyer (or its Affiliates, officers, directors, employees, agents or representatives) in connection with Buyer’s review of the Company.

4.11.	Capitalization.

The authorized capital of Buyer as of the date hereof consists of: (i) 125,000,000 shares of Buyer Common Stock of which, as of December 31, 2013, (x) 63,754,582 shares are issued and 63,739,607 are outstanding, and (y) 11,369,175 shares are reserved for issuance pursuant to Buyer’s stock incentive plans, of which 8,712,895 shares are issuable upon the exercise of stock options outstanding on the date hereof and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which 125,000 have been designated as Series A Junior Participating Preferred Stock, and of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Buyer Common Stock (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable and (C) were issued in compliance with all applicable federal and state securities Laws or exemptions therefrom.

4.12.	Valid Issuance of Stock Consideration.

When issued and delivered in accordance with the terms hereof, the Stock Consideration shall be duly authorized, validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than as arising as a result of any action by Seller under federal or state securities Laws.

4.13.	Company SEC Documents; Financial Statements; NASDAQ Stock Market.

(a) Since December 31, 2012, Buyer has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the SEC (the “Buyer SEC Documents”). As of their respective filing dates, each of Buyer SEC Documents

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents, and no Buyer SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements of Buyer included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its quarterly reports on Form 10-Q for the quarterly periods ended September 30, 2013, June 30, 2013, and March 31, 2013 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of Buyer as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except (i) as set forth in Buyer SEC Documents or (ii) for liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in Buyer SEC Documents, Buyer has no liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations of Buyer.

(c) As of the date of this Agreement, the Buyer Common Stock is listed on The NASDAQ Global Select Market, and Buyer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Buyer Common Stock under the Exchange Act or delisting the Buyer Common Stock from The NASDAQ Global Select Market. As of the date of this Agreement, Buyer has not received any notification that, and has no knowledge that, the SEC or The NASDAQ Stock Market LLC is contemplating terminating such listing or registration.

4.14.	Offering.

Subject to the accuracy of Seller’s representations set forth in Sections 3.14–3.17, the offer and issuance of the Stock Consideration to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements. Neither Buyer nor any Person acting on its behalf will take any action that would cause the loss of such exemption.

4.15.	No Integration.

Buyer has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Stock Consideration issued pursuant to this Agreement in a manner that would require the registration of the Stock Consideration under the Securities Act.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

ARTICLE V

Covenants

5.1.	Conduct of the Company.

(a) Except (i) to the extent compelled or required by applicable Law, (ii) as otherwise permitted or contemplated by this Agreement, (iii) as set forth in Section 5.1 of the Company Disclosure Schedule, or (iv) as consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), during the period from the date hereof to the Closing Date, Seller shall cause the Company to, and the Company shall, conduct its business in the ordinary course, consistent with past practice (immediately before the date of this Agreement) and (x) use commercially reasonable efforts to maintain its assets and properties, and (y) so maintain its books and records.

(b) Without limiting the generality of the foregoing, except (i) to the extent compelled or required by applicable Law, (ii) as otherwise permitted or contemplated by this Agreement, (iii) as set forth in Section 5.1 of the Company Disclosure Schedule, (iv) in the ordinary course of business, consistent with past practice (immediately before the date of this Agreement) or (v) as consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), during the period from the date hereof to the Closing Date, Seller shall cause the Company not to, and the Company shall not:

(i) modify or amend any of the organizational documents of the Company;

(ii) issue, or authorize the issuance of, any Equity Securities of the Company;

(iii) split, combine, redeem or reclassify, or purchase or otherwise acquire any Equity Securities of the Company;

(iv) declare or pay any cash or non-cash dividend or make any cash or non-cash distribution in respect of any of its Equity Securities;

(v) incur or suffer to exist any Indebtedness (or, for clarity, to guarantee the indebtedness of any Person), or make any loan, advance or capital contribution to or investment in any Person;

(vi) enter into any new Material Contract or any amendment, waiver or modification of any Material Contract existing as of the date of this Agreement and, for emphasis and without limiting the generality of the preceding language, enter into any Contract that purports to limit, curtail or restrict the kinds of businesses which it may conduct, or the Persons with whom it can compete;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(vii) hire any employees, acquire or lease any real property, or engage in the conduct of any new line of business (although, for clarity, Buyer’s consent shall not be required for Seller to hire any employees to conduct the business of the Company in the ordinary course, consistent with past practice (immediately before the date of this Agreement));

(viii) acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof;

(ix) acquire from any other Person assets with a value or purchase price in the aggregate in excess of $100,000, except in the ordinary course of business, consistent with past practice (immediately before the date of this Agreement);

(x) divest, sell, abandon or fail to maintain, or otherwise dispose of, license or encumber any material asset of the Company (including but not limited to any material Company Intellectual Property);

(xi) commence any litigation or settle any litigation or other proceeding or other investigation by or against the Company of the Company or relating to any of their businesses, properties or assets, other than settlements;

(xii) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company;

(xiii) change its accounting policies or procedures except to the extent required to conform with GAAP;

(xiv) change its fiscal year; or

(xv) authorize, agree, resolve or consent to any of the foregoing.

(c) Nothing contained in this Agreement shall give to Buyer, directly or indirectly, rights to control or direct the operations of the Company prior to the Closing Date. Prior to the Closing Date, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations. Notwithstanding anything to the contrary in this Agreement, no consent of Buyer shall be required with respect to any matter set forth in this Section 5.1 or elsewhere in this Agreement to the extent that the requirement of such consent would violate or conflict with applicable Law.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

5.2.	Exclusive Dealing.

During the period from the date hereof through the Closing Date, Seller and Merck shall not, directly or indirectly, through any of their Affiliates, representatives or otherwise, solicit offers from, negotiate with or in any manner initiate, encourage, discuss, accept or consider any proposal of any other person or entity relating to the acquisition of any of the capital stock of the Company (whether by direct purchase, merger, consolidation or otherwise) or to the acquisition or license of any of the assets of the Company, Seller, Merck or any of their Affiliates that would, if consummated, be inconsistent with the Contemplated Transactions. For the avoidance of any doubt, the restrictions set forth in this Section 5.2 shall not apply with respect to MiR34 or MiR34 Therapeutic Products.

5.3.	Access to Information Prior to the Closing.

During the period from the date hereof through the Closing Date, the Company shall, and Seller shall cause the Company to, give Buyer and its authorized representatives reasonable access during regular business hours to all offices, facilities, books and records of the Company as Buyer may reasonably request; provided, that (a) Buyer and its representatives shall take such action as is deemed necessary in the reasonable judgment of Seller and the Company to schedule such access and visits through a designated officer of the Company and in such a way as to avoid disrupting in any material respect the normal business of the Company, (b) the Company shall not be required to take any action which would constitute a waiver of the attorney-client or other privilege or would compromise Seller’s confidential information not related to the Company, (c) the Company need not supply Buyer with any information which, in the reasonable judgment of Seller or the Company, the Company is under a contractual or legal obligation not to supply and (d) in no event shall Buyer be permitted to conduct any sampling of soil, sediment, groundwater, surface water or building material.

5.4.	Regulatory Filings; Notices.

(a) As soon as reasonably practicable following the date hereof (and in any event no later than ten (10) Business Days from the date hereof) and pursuant to the applicable requirements of the HSR Act and the rules and regulations thereunder, the parties shall cause to be filed with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) Notification and Report Forms relating to the Contemplated Transactions. Buyer and Seller each shall (i) promptly supply the other party with any information which may be required in order to effectuate such filings and (ii) respond as promptly as practicable to any inquiries received from the FTC or the DOJ for additional information or documentation. Each of Buyer and Seller shall (x) promptly notify the other party of any material communication between that party and the FTC or the DOJ and, subject to applicable Law, discuss with and permit the other party to review in advance any proposed written communication to any of the foregoing; (y) consult with the other party, to the extent practicable, in advance of participating in any substantive meeting or discussion with the FTC, DOJ, or any other Governmental Authority with respect to any filings, investigation or inquiry concerning the Contemplated Transactions and, to the extent permitted by such government authority, give the other party the opportunity to attend and participate thereat; and (z) to the extent practicable and subject to applicable Law, furnish the other party with copies of all written

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

correspondence and communications between them and their affiliates and their respective representatives on the one hand, and any Governmental Authority or members of their respective staffs on the other hand, with respect to the Contemplated Transactions. Each of the parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things, necessary, proper or advisable to make effective as promptly as practicable, but in no event later than the End Date, the Contemplated Transactions, including obtaining HSR clearance and approvals, if any, from the Governmental Authorities set forth in Section 5.4 of the Company Disclosure Schedule.

(b) In furtherance and not in limitation of the foregoing, Buyer shall use its reasonable best efforts to take any and all steps necessary to avoid or eliminate impediments or objections, if any, that may be asserted with respect to the Contemplated Transactions under any antitrust, competition or trade regulatory requirement of Law so as to enable the parties hereto to close the Contemplated Transactions as promptly as practicable, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the Closing, provided that nothing contained in this Agreement shall require or obligate Buyer, Seller or Merck to sell, divest, dispose of, license, or otherwise restrict its freedom to operate or hold separate any businesses, products lines, or assets of Buyer or the Company. In addition, Buyer shall use its reasonable best efforts to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would restrain, prevent, or delay the Closing of the Contemplated Transactions.

5.5.	Intercompany Contracts.

(a) Except for the Ancillary Documents and any Contracts entered into in connection with the Contemplated Transactions, all Contracts between the Company, on the one hand, and Seller or any of its Affiliates (other than the Company), on the other hand, shall be terminated as of the Closing Date, and the Company shall have no obligation under any such Contract after the Closing Date and Seller and its Affiliates shall have no surviving rights under such Contracts.

(b) Effective upon the Closing, Seller and Merck shall assign to the Company all of Seller’s and/or Merck’s right, title and interest in and to any confidentiality agreements to which Seller and/or Merck (or any agent of Seller and/or Merck) may be a party pertaining to confidentiality of information of the Company in connection with any prospective sale or transfer of the outstanding equity interests of the Company or all or substantially all of the assets of the Company. Seller will request the return or destruction of information covered by such agreements within five Business Days of the date of this Agreement to the broadest extent permitted by such agreements.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

5.6.	Certain Tax Matters.

(a) Any Tax sharing, allocation, indemnity or similar agreement between any Merck Affiliated Group and the Company shall be terminated as of the Closing Date, and the Company shall have no obligation under any such agreement after the Closing Date.

(b) Merck shall (i) include the income of the Company on Merck’s consolidated federal Income Tax Returns (and any similar state, local or non-U.S. Income Tax Return) for all Pre-Closing Tax Periods and file all such Income Tax Returns when due (taking into account applicable extensions) and (ii) pay any Income Taxes attributable to such income. The Company shall furnish Tax information to Merck for inclusion in Merck’s Tax Returns in accordance with the Company’s past practice. The income of the Company shall be apportioned to (x) the period up to and including the Closing Date and (y) the period after the Closing Date, by closing the books of the Company as of the end of the Closing Date. Seller shall indemnify Buyer for any Losses incurred by Buyer as a result of any failure by the Merck Affiliated Group to file all Income Tax Returns it was required to file, or a failure to timely pay or cause to be paid all Income Taxes it was required to pay (whether or not shown on any Income Tax Return), for each taxable period during which the Company was a member of the Merck Affiliated Group.

(c) Merck shall have the exclusive right to represent its interests and the interests of the Company in any Tax Contest relating to Income Tax Returns described in Section 5.6(b). Neither Buyer nor any of its Affiliates (including the Company) shall be entitled in any way to compromise, release, waive, settle, modify or pay any claim with respect to Taxes for which Merck is responsible under Section 5.6(b) without the prior written consent of Merck.

(d) Neither Buyer nor any of its Affiliates (including the Company) shall, without the prior written consent of Merck, file or cause to be filed any Tax Return or claim for Tax refund with respect to (or relating to the income, properties or operations of) the Company if such filing reasonably could be expected to affect the Tax liability of Merck or the Company for any Pre-Closing Tax Period. Merck shall be entitled to any Tax refunds (including any interest included therein by the applicable Taxing Authority) of or relating to the Company for any Pre-Closing Tax Period, including any Tax refunds that take the form of a credit against the Tax liability of the Company. If Buyer or any of its Affiliates (including the Company) receives any such refund to which Merck is entitled hereunder, Buyer shall, within ten (10) days of receipt, pay, or cause to be paid, the amount of such refund (including any interest included therein by the Taxing Authority) to Merck.

(e) At Merck’s request, Buyer shall cause the Company to make and/or join with Merck in making any Tax election for a Pre-Closing Tax Period, unless the making of such election would be reasonably likely to have a material adverse impact on Buyer or the Company for any taxable period beginning after the Closing Date.

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(f) Subject to Section 5.6(h), Buyer, the Company and Merck shall cooperate fully, as and to the extent reasonably requested by any party, in connection with the filing of Tax Returns pursuant to this Section 5.6 and any Tax Contest. Such cooperation shall include the retention and (upon another party’s request) the provision of records and information which are reasonably relevant to any such Tax Contest and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, the Company and Merck agree (x) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, the Company or Merck, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (y) to give the others reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another so requests, Buyer, the Company or Merck, as the case may be, shall allow the other to take possession of such books and records.

(g) Merck shall provide Buyer with pro forma income tax information for the Company for the taxable period ending on the Closing Date. Buyer shall not, and shall cause the Company and Buyer’s Affiliates not to, take any position on any Tax Return, in any administrative or judicial proceeding, or otherwise, that is inconsistent with such pro forma income tax information.

(h) No provision of this Agreement shall be construed to require Merck to provide to any Person, before, on or after the Closing Date, any right to access or to review any Tax Return or Tax work papers of Merck or any Affiliate of Merck (including any consolidated, combined, affiliated or unitary Tax Return that includes Merck or any Affiliate of Merck, and any pro forma Tax Return used to create any such consolidated, combined, affiliated or unitary Tax Return), excluding the pro forma income tax information of the Company to be provided pursuant to Section 5.6(g).

(i) Any Transfer Taxes shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller. The party required by Law to do so will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and, if required by applicable Law, the other parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

(j) Buyer shall indemnify Merck for any Tax owed by Merck resulting from any transaction engaged in by the Company on the Closing Date after the Closing that is not in the ordinary course of business. Buyer and Merck agree all transactions occurring on the Closing Date after the Closing that are not in the ordinary course of business shall be reported on Buyer’s or the Company’s Income Tax Returns, to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) (or any similar provision of state, local or non-U.S. Law).

(k) Neither Buyer, the Company nor any of Buyer’s Affiliates shall make an election under Section 338(g) of the Code with respect to the transactions contemplated hereby and thereby.

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(l) For a period of two (2) years from and after the Closing Date, neither Buyer, the Company nor any of Buyer’s Affiliates shall (i) merge or liquidate the Company into Buyer or any subsidiary of Buyer (including by causing or permitting the Company to become an entity that is disregarded as separate from Buyer or any subsidiary of Buyer, in each case, within the meaning of Treasury Regulation Section 301.7701-3(b)(1)(ii)), or (ii) take any other action that causes, or could reasonably be expected to cause, the sale of the Sirna Common Stock by Seller to Buyer pursuant to this Agreement to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(m) Neither Buyer, the Company nor any of Buyer’s Affiliates shall take any action with respect to the Company subsequent to the Closing that would cause the transactions contemplated hereby and thereby to constitute part of a transaction that is the same as, or substantially similar to, the “Intermediary Transaction Tax Shelter” described in Internal Revenue Service Notices 2001-16 and 2008-111.

(n) The parties agree that for Income Tax purposes the sale of the Sirna Common Stock by Seller to Buyer pursuant to this Agreement is intended to be treated as a taxable sale of Sirna Common Stock under Section 1001(a) of the Code, and not as a “reorganization” within the meaning of Section 368(a) of the Code. The parties shall report such sale for Income Tax purposes in a manner consistent with the foregoing, and shall not take any position on any Tax Return, in any administrative or judicial proceeding, or otherwise, that is inconsistent with the foregoing.

5.7.	Preservation of Books and Records.

For a period of six (6) years from the Closing Date or such longer time as may be required by Law:

(a) Buyer shall not and shall cause its Affiliates not to dispose of or destroy any of the books and records of the Company relating to periods prior to the Closing (the “Books and Records”) without first offering to turn over possession thereof to Seller by written notice to Seller at least sixty (60) days prior to the proposed date of such disposition or destruction.

(b) Buyer shall and shall cause its Affiliates to allow Seller and its agents access to all Books and Records on reasonable notice and at reasonable times at Buyer’s principal place of business or at any location where any Books and Records are stored, and Seller shall have the right, at its own expense, to make copies of any Books and Records; provided, that any such access or copying shall be had or done in such a manner so as not to unduly interfere with the normal conduct of Buyer’s business.

(c) Buyer shall and shall cause its Affiliates to make available to Seller upon reasonable notice to Seller and at reasonable times and upon written request (i) Buyer’s personnel to assist Seller in locating and obtaining any Books and Records, and (ii) any of Buyer’s personnel whose assistance or participation is reasonably required by Seller or any of its Affiliates in anticipation of, or preparation for, existing or future litigation or other matters in

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which Sellers or any of its Affiliates are involved. Seller shall reimburse Buyer for Buyer’s reasonable out-of-pocket expenses incurred in performing the covenants contained in this Section 5.7.

5.8.	Proprietary Information.

Prior to the Closing Date, the Company was routinely supplied copies of proprietary information of Seller and its Affiliates and their various operations unrelated to the Company. Although Seller has attempted to recover such information from the Company, some may still be present within the Company. In addition, it is possible that Seller may inadvertently transfer some of Seller’s proprietary information as part of the transfer of the RNAi Technology Platform that will take place in connection with this Agreement. Buyer therefore agrees that it will not use or disclose such information for any purpose whatsoever, and shall destroy any remaining copies in its possession that it discovers or identifies as such after the Closing. In the event Seller inadvertently transfers to Buyer or its Affiliates any proprietary or confidential information, data or materials of Seller or its Affiliates (other than the Company) other than as intended by this Agreement, Buyer shall, promptly after learning of such inadvertent transfer, notify Merck and either destroy or return such information, data or materials as instructed by Merck.

5.9.	Public Announcements.

The initial press release regarding this Agreement and the Contemplated Transactions shall be made at such time and in such form as Buyer and Seller agree, provided, that in the event that the parties cannot agree, either party shall be permitted to make any disclosure required by Law. Prior to the Closing, none of Buyer, the Company or Seller will issue or make any subsequent press release or public statement with respect to this Agreement or the Contemplated Transactions without the prior consent of Buyer and the Company, except as may be required by Law; provided, that the party proposing to issue any press release or similar public announcement or communication in compliance with any such disclosure obligations shall use commercially reasonable efforts to consult in good faith with the other party before doing so. Buyer agrees that in the event it is required by law to publicly file this Agreement, it shall seek confidential treatment of all dollar amounts, thresholds, time periods and percentages in Section 2.5 and use reasonable best efforts to obtain such treatment or otherwise maintain the confidentiality thereof.

5.10.	Technology Transfer.

On or prior to the Closing, the technology assets listed on Section 5.10 of the Company Disclosure Schedule (the “Tech Information”) shall have been transferred by Seller to the Company by delivery of a hard drive to Buyer at Closing (such delivery of the Tech Information, the “Tech Transfer Condition”). Buyer shall have 60 days after the date such transfer occurs to confirm that the Tech Transfer Condition has been satisfied in all material respects. If Buyer believes, in good faith, that the Tech Transfer Condition has not been satisfied in all material respects, Buyer shall have [***] days after the end of such 60-day period to

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deliver to Seller written notice setting forth its objections in reasonable detail (a “Tech Transfer Objection Notice”). In the event that such written notice is delivered, such dispute shall be governed exclusively by the dispute resolution provisions set forth in Section 11.11(c) and the Tech Transfer Condition shall only be deemed satisfied and finally resolved in accordance therewith. In the event that such written notice is not delivered within such [***]-day period, then the Tech Transfer Condition shall be deemed satisfied as of the end of such [***]-day period. If the Tech Transfer Condition is satisfied in all material respects (but not in all respects), then during the [***]-month period following such satisfaction of the Tech Transfer Condition, Seller shall work in good faith with Buyer to seek to satisfy the Tech Transfer Condition in all respects.

5.11.	Certain Personnel Matters.

Neither Buyer nor any of its Affiliates or representatives shall contact or attempt to contact directly any employees at any time during which they are employed by Seller or its Affiliates, but shall instead coordinate all such efforts only through Seller.

5.12.	NASDAQ.

Buyer shall cause the Stock Consideration to be listed for trading on The NASDAQ Global Select Market.

5.13.	Lock-Up.

(a) For a period of six (6) months from the Closing Date (the “Initial Lock-Up Period”), without the prior written approval of Buyer, Seller shall not Dispose of (i) any of the Stock Consideration, together with any shares of Buyer Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (ii) any Buyer Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Buyer Common Stock described in clause (i) of this sentence.

(b) For a period of six (6) months from and including the date of expiration or termination of the Initial Lock-Up Period (the “Subsequent Lock-Up Period”), without the prior written approval of Buyer, Seller shall not Dispose of (i) fifty percent (50%) of the Stock Consideration, together with any shares of Buyer Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (ii) any Buyer Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Buyer Common Stock described in clause (i) of this sentence.

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(c) In the event that Buyer executes a Naked License prior to the end of the Initial Lock-Up Period, the Initial Lockup Period shall immediately terminate on the execution date of such Naked License; provided, however, that the selling restrictions and limitations set forth in Section 5.14 applicable during and following the Subsequent Lock-Up Period, shall remain applicable.

(d) Notwithstanding anything to the contrary herein, Buyer shall take all actions in accordance with applicable law that may be required to ensure the transferability of the Stock Consideration following the expiration of the applicable restrictions on Dispositions set forth in Sections 5.13(a) and/or 5.13(b), including the removal of restrictive legends on any share certificates representing any portion of the Stock Consideration.

5.14.	Limitations Following Lock-Up Terms.

(a) During the Subsequent Lock-Up Period, Seller shall not (i) on any day, Dispose of more than [***]% of the Stock Consideration that is not subject to the Subsequent

Lock-Up Period or (ii) in any calendar month, Dispose of more than [***]% of the Stock Consideration that is not subject to the Subsequent Lock-Up Period.

(b) Following the Subsequent Lock-Up Period, Seller shall not (i) on any day, Dispose of more than 10% of the Stock Consideration or (ii) in any calendar month, Dispose of more than [***]% of the Stock Consideration.

(c) Seller shall not Dispose of the Stock Consideration in any manner other than through open market transactions, unless otherwise approved in advance and in writing by Buyer.

5.15.	Release.

(a) From and after the Closing, Seller, on behalf of itself and its Affiliates and each of its and their respective officers, directors, employees, agents, successors and assigns (collectively, the “Seller Releasing Parties”), hereby releases, acquits and forever discharges the Company and any and all of its successors and assigns, together with its present and former directors and officers (collectively, the “Company Released Parties”), from any and all manner of claims, actions, suits, damages, and liabilities in law or equity (the “Obligations”), which any Seller Releasing Party has against any of the Company Released Parties; provided, however, that the foregoing notwithstanding and, for the avoidance of doubt, this release shall not include any Obligations arising out of this Agreement, the Ancillary Documents or the transactions contemplated hereby and thereby, and such Obligations shall not be deemed released by this Section 5.15(a). This release shall become effective only upon completion of the Closing and prior to such date shall have no force or effect and shall not be legally binding on the parties.

(b) From and after the Closing, the Company on behalf of itself and each of its and their respective officers, directors, employees, agents, successors and assigns (collectively, the “Company Releasing Parties”), hereby releases, acquits and forever discharges Seller and any and all of its successors and assigns, together with its present and former directors and officers (collectively, the “Seller Released Parties”), from any and all manner of Obligations,

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which any Company Releasing Party has against any of the Seller Released Parties; provided, however, that the foregoing notwithstanding and, for the avoidance of doubt, this release shall not include any Obligations arising out of this Agreement, the Ancillary Documents or the transactions contemplated hereby and thereby, and such Obligations shall not be deemed released by this Section 5.15(b). This release shall become effective only upon completion of the Closing and prior to such date shall have no force or effect and shall not be legally binding on the parties.

5.16. Pre-Closing Transfer of Certain Excluded Assets. Prior to the Closing, the Company shall transfer to Seller the equipment listed on Section 5.16 of the Company Disclosure Schedule.

5.17. Patent Files. On or prior to the Closing, Seller shall cause to be delivered to the Company, at Buyer’s expense, copies in a reasonably usable format of all records that, to Seller’s Knowledge, are in Seller’s or its Affiliates’ possession relating to the prosecution or maintenance of the active pending patent applications included in the Owned Intellectual Property. As soon as reasonably practical after the Closing, Seller shall cause to be delivered to the Company, at Buyer’s expense, copies in a reasonably usable format of all records that, to Seller’s Knowledge, are in Seller’s or its Affiliates’ possession relating to the prosecution or maintenance of all other patents and patent applications included in the Owned Intellectual Property.

5.18. Additional Tech Transfer. At Closing, Seller shall deliver a hard drive to Buyer containing certain data related to the RNAi Technology Platform.

ARTICLE VI

Conditions to Closing

6.1.	Conditions to All Parties’ Obligations.

The obligations of the parties to consummate the Contemplated Transactions are subject to the fulfillment prior to or at the Closing of each of the following conditions (any or all of which may be waived by the parties):

(a) No Injunction. No Governmental Authority or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, Order or other notice (whether temporary, preliminary or permanent) (collectively, the “Restraints”), in any case which is in effect and which prevents or prohibits consummation of the Contemplated Transactions; provided, that each of the Parties shall use its commercially reasonable efforts to cause any such Restraint to be vacated or lifted.

(b) HSR Act. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby and thereby shall have expired or been terminated.

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6.2.	Conditions to Seller’s Obligations.

The obligations of Seller to consummate the Contemplated Transactions are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by Seller):

(a) Representations and Warranties. The representations and warranties of Buyer contained in Article IV hereof shall be true and correct as of the Closing Date as though made as of the Closing Date (except for representations and warranties which address matters only as of a specific date, which representations and warranties shall continue as of the Closing Date to be true and correct as of such specific date), without giving effect to any supplement to the Buyer Disclosure Letter, except to the extent that the failure to be so true and correct would not have a Buyer Material Adverse Effect.

(b) Performance. Buyer shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be so performed or complied with by Buyer at or prior to the Closing.

(c) Deliveries. Seller shall have received the deliveries contemplated by Article VIII.

6.3.	Conditions to Buyer’s Obligations.

The obligations of Buyer to consummate the Contemplated Transactions are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by Buyer):

(a) Representations and Warranties. The representations and warranties of Seller contained in Article III hereof which are modified by Company Material Adverse Effect shall be true and correct as of the Closing Date as though made as of the Closing Date (except for representations and warranties which address matters only as of a specific date, which representations and warranties shall continue as of the Closing Date to be true and correct as of such specific date) without giving effect to any supplement to the Company Disclosure Letter. The representations and warranties of Seller contained in Article III hereof which are not modified by Company Material Adverse Effect shall be true and correct as of the Closing Date as though made as of the Closing Date (except for representations and warranties which address matters only as of a specific date, which representations and warranties shall continue as of the Closing Date to be true and correct as of such specific date), without giving effect to any supplement to the Company Disclosure letter, except to the extent that the failure to be so true and correct would not have a Company Material Adverse Effect.

(b) Performance. Seller and the Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be so performed or complied with by Seller and the Company at or prior to the Closing.

(c) Deliveries. Buyer shall have received the deliveries contemplated by Article VII.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

ARTICLE VII

Deliveries by Seller and the Company at Closing

On the Closing Date, Seller shall deliver or cause to be delivered to Buyer:

7.1.	Officer’s Certificate.

An officer’s certificate signed by a senior officer of the Company and Seller to the effect set forth in Sections 6.3(a) and 6.3(b).

7.2.	Share Certificates.

Certificates (which may not be originals) representing all of the shares of Sirna Common Stock, endorsed in blank (or accompanied by stock powers executed in blank) and otherwise in proper form for transfer.

7.3.	Tech Information.

The Tech Information in media or other form in accordance with Section 5.10.

7.4.	Resignations of Directors and Officers.

Written resignations, dated as of the Closing Date, of the directors of the Company, and those officers of the Company listed in Section 7.4 of the Company Disclosure Schedule.

7.5.	Further Instruments.

Such documents of further assurance reasonably necessary and typical for transactions similar to the Contemplated Transactions in order to complete the Contemplated Transactions.

ARTICLE VIII

Deliveries by Buyer at Closing

On the Closing Date, Buyer shall deliver or cause to be delivered to Seller:

8.1.	Officer’s Certificate.

A certificate signed by an authorized signatory of Buyer to the effect set forth in Sections 6.2(a) and 6.2(b).

8.2.	Cash Consideration.

The Cash Consideration, by wire transfer of immediately available funds, to the account designated by Seller.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

8.3.	Stock Consideration.

Certificate or certificates representing 85% of the Stock Consideration.

8.4.	Further Instruments.

Such documents of further assurance reasonably necessary and typical for transactions similar to the Contemplated Transactions in order to complete the Contemplated Transactions.

ARTICLE IX

Indemnification; Survival

9.1.	Survival of Representations and Warranties; Time Limitations.

(a) The representations and warranties of the Parties contained in Article III and Article IV hereof shall survive the Closing; provided, that, subject to the last sentence of this Section 9.1, such representations and warranties shall terminate on the date that is the eighteenth (18) month anniversary of the Closing Date. Notwithstanding the foregoing, (1) the representations and warranties of Seller contained in (A) Section 3.1 (Organization and Power), Section 3.2 (Authorization and Enforceability), Section 3.3 (Capitalization of the Company), Section 3.14 (Investment Experience and Accredited Investor Status; Securities Laws Matters), and Section 3.18 (Brokers) shall survive the Closing indefinitely, and (B) Section 3.6(b) (Employee Benefits) and Section 3.13 (Taxes) (shall survive for sixty (60) days following the expiration of the applicable statute of limitations, and (2) the representations and warranties of Buyer contained in Section 4.1 (Organization and Power), Section 4.2 (Authorization and Enforceability), and Section 4.7 (Brokers) shall survive the Closing indefinitely. All covenants and agreements contained herein which by their terms contemplate full performance at or prior to Closing shall terminate upon Closing. All covenants and agreements contained herein which by their terms, require performance after the Closing shall survive the Closing in accordance with their terms. The period of time a representation or warranty or covenant or agreement survives the Closing pursuant to this Section 9.1(a) shall be the “Survival Period” with respect to such representation or warranty or covenant or agreement. In the event notice of any claim for indemnification under this Section 9.1(a) shall have been given within the applicable Survival Period and such claim has not been finally resolved by the expiration of such Survival Period, the representations or warranties or covenants or agreements that are the subject of such claim shall survive, but only to the extent of and in the amount of and for the sole purpose of the claim as made prior to the expiration of the Survival Period, until such claim is finally resolved.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

9.2.	Indemnification.

(a) By Buyer. Subject to the provisions of Section 9.1, from and after the Closing, Buyer agrees to indemnify, defend and hold harmless Seller, its Affiliates, and their respective officers, directors, employees, shareholders, members, partners, agents, representatives, successors and assigns (collectively, “Seller Indemnitees”) from and against all Losses incurred by any of the Seller Indemnitees arising out of or relating to: (i) any breach of any representation or warranty made by Buyer in this Agreement together with the Exhibits hereto or the Buyer Disclosure Schedule, or (ii) any breach of any covenant or agreement of Buyer contained in this Agreement together with the Exhibits hereto or the Buyer Disclosure Schedule.

(b) By Seller; By Merck.

(i) Subject to the provisions of Section 9.1 and 9.2(b)(ii), from and after the Closing, Seller agrees to indemnify, defend and hold harmless Buyer, its Affiliates, and their respective officers, directors, employees, shareholders, members, partners, agents, representatives, successors and assigns (collectively, “Buyer Indemnitees”) from and against all Losses incurred by any of Buyer Indemnitees arising out of or relating to: (A) any breach of any representation or warranty made by Seller in this Agreement together with the Exhibits hereto, the Company Disclosure Schedule; (B) any breach of any covenant or agreement of Seller contained in this Agreement together with the Exhibits hereto, the Company Disclosure Schedule; or (C) any liability of the Company arising by virtue of its status, prior to the Closing, as a member of a consolidated group or as a member of a controlled group.

(ii) Subject to the provisions of Section 9.1, from and after the Closing, Seller and Merck, joint and severally, agree to indemnify, defend and hold harmless Buyer Indemnitees from and against all Losses incurred by any of Buyer Indemnitees arising out of or relating to any breach of any covenant or agreement of Seller and/or Merck contained in Section 5.2 and 5.6.

(c) Limitations on Rights of Seller Indemnitees and Buyer Indemnitees.

(i) Buyer shall not be required to indemnify Seller Indemnitees with respect to any claim for indemnification arising out of or relating to matters described in Section 9.2(a)(i) unless and until the aggregate amount of all such claims for such matters exceeds $1.75 million, in which event Seller Indemnitees will be entitled to recover Losses arising out of or relating to such matters only to the extent in excess thereof (the “Seller Indemnitees Deductible”); provided that Buyer shall be required to indemnify Seller Indemnities for any Losses arising out of or relating to any breach of any representation or warranty set forth in Sections 4.1-4.2, and 4.7 without regard to any application of the Seller Indemnitees Deductible. No Losses shall be included in determining whether the Seller Indemnitees Deductible has been reached unless a notice seeking indemnification for such Losses has been given by Seller Indemnitees to Buyer in accordance with Sections 9.2(d)(i) or 9.2(d)(ii)(A).

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(ii) Seller shall not be required to indemnify Buyer Indemnitees with respect to any claim for indemnification arising out of or relating to matters described in Section 9.2(b)(i)(A) unless and until the aggregate amount of all such claims for such matters exceeds $1.75 million, in which event Buyer Indemnitees will be entitled to recover Losses arising out of or relating to such matters only to the extent in excess thereof (the “Buyer Indemnitees Deductible”); provided that Seller shall be required to indemnify Buyer Indemnities for any Losses arising out of or relating to any breach of any representation or warranty set forth in Sections 3.1-3.3, 3.6(b), 3.13 and 3.18 (the “Specified Representations”) without regard to any application of the Buyer Indemnitees Deductible. Seller’s maximum liability to Buyer Indemnitees with respect to any claim for indemnification arising out of or relating to matters described in Section 9.2(b)(i)(A) and Section 9.2(b)(i)(D) shall not exceed, in the aggregate, 25% of the value of the Total Consideration on the Closing Date (less any losses realized by Seller upon the sale of all or any portion of the Stock Consideration) (the “Buyer Indemnitees Cap”). No Losses shall be included in determining whether the Buyer Indemnitees Deductible has been reached unless a notice seeking indemnification for such Losses has been given by Buyer Indemnitees to Seller in accordance with Sections 9.2(d)(i) or 9.2(d)(ii)(A).

(iii) Subject to (and without limiting the limitations of) Section 9.2(c), notwithstanding any other provision of this Agreement, the maximum aggregate amount payable by Seller to Buyer Indemnitees pursuant to this Article IX (other than with respect to the Specified Representations) shall be an amount equal to the value of the Total Consideration on the Closing Date (less any losses realized by Seller upon the sale of all or any portion of the Stock Consideration).

(d) Procedure.

(i) Direct Claims. If either a Buyer Indemnitee, on the one hand, or a Seller Indemnitee, on the other hand, shall have a claim for indemnification hereunder (the “Indemnitee”) for any claim other than a claim asserted by a third party, the Indemnitee shall, as promptly as is practicable, give written notice to the party from whom indemnification is sought (the “Indemnitor”) of the nature and, to the extent practicable, a good faith estimate of the amount, of the claim, which notice must certify that the Indemnitee has in good faith already sustained some (though not necessarily all) Losses with respect to such claim. The failure to make prompt delivery of such written notice by the Indemnitee to the Indemnitor (so long as a notice pursuant to this Section 9.2(d)(i), including the requisite certification, is given before the expiration of the applicable period set forth in Section 9.1) shall not relieve the Indemnitor from any liability under this Section 9.2 with respect to such matter, except to the extent the Indemnitor is actually prejudiced by failure to give such notice.

(ii) Third-Party Actions.

(A) If an Indemnitee receives notice or otherwise obtains knowledge of any matter or any threatened matter that may give rise to an indemnification claim against the Indemnitor (the “Third Party Claim”), then the Indemnitee shall promptly, and in any event within twenty (20) days of the receipt of notice or other knowledge of any such claim

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

against the Indemnitor, deliver to the Indemnitor a written notice describing, to the extent practicable, such matter in reasonable detail and such notice must be accompanied by a copy of any written notice of the third party claimant to the Indemnitee asserting the Third Party Claim. The failure to make prompt delivery of such written notice or of the copy of the written notice of the third party claimant by the Indemnitee to the Indemnitor (so long as a notice pursuant to this Section 9.2(d)(ii)(A) that includes any written notice of the third party claimant is given before the expiration of the applicable period set forth in Section 9.1) shall not relieve the Indemnitor from any liability under this Section 9.2 with respect to such matter, except to the extent the Indemnitor is actually prejudiced by failure to give such notice. The Indemnitee shall deliver to the Indemnitor copies of all other notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim. The Indemnitor shall have the right, at its option, to assume the defense of any such matter with its own counsel. Prior to the time the Indemnitee is notified by the Indemnitor as to whether the Indemnitor will assume the defense of such third Party Claim, the Indemnitee shall take all actions reasonably necessary to timely preserve the collective rights of the parties with respect to such Third Party Claim, including responding timely to legal process.

(B) If the Indemnitor elects to assume the defense of and indemnification for any such matter, then:

(1) notwithstanding anything to the contrary contained in this Agreement, the Indemnitor shall not be required to pay or otherwise indemnify the Indemnitee against any attorneys’ fees or other expenses incurred on behalf of the Indemnitee in connection with such matter following the Indemnitor’s election to assume the defense of such matter, unless (x) the Indemnitor fails to defend diligently the action or proceeding within ten (10) days after receiving notice of such failure from the Indemnitee, (y) the Indemnitee reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal defenses available to such Indemnitee or other Indemnitees that are not available to the Indemnitor, or (z) the Indemnitee reasonably shall have concluded (upon advice of its counsel) that, with respect to such claims, the Indemnitee and the Indemnitor may have different, conflicting, or adverse legal positions or interests;

(2) the Indemnitee shall, at its own expense, make available to the Indemnitor all books, records and other documents and materials that are under the direct or indirect control of the Indemnitee or any of the Indemnitee’s agents and that the Indemnitor considers necessary or desirable for the defense of such matter, and cooperate in all reasonable ways with, and make its employees and advisors available or otherwise render reasonable assistance to, the Indemnitor and its agents; and

(3) the Indemnitor shall not, without the written consent of the Indemnitee, which shall not be unreasonably withheld or delayed, settle or compromise any pending or threatened Litigation in respect of which indemnification may be sought hereunder (whether or not the Indemnitee is an

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

actual or potential party to such Litigation) or consent to the entry of any judgment which does not, to the extent that the Indemnitee may have any liability with respect to such Litigation, include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release of the Indemnitee from all liability in respect of such Litigation.

(C) If the Indemnitor elects not to assume the defense of and indemnification for such matter, then the Indemnitee shall proceed diligently to defend such matter with the assistance of counsel reasonably satisfactory to the Indemnitor; provided, that the Indemnitee shall not settle, adjust or compromise such matter, or admit any liability with respect to such matter, without the prior written consent of the Indemnitor.

(D) The procedures in this Section 9.2(d)(ii) shall not apply to Tax Contests described in Section 5.6(c) or to direct claims of Seller Indemnitees or Buyer Indemnitees.

(e) Subrogation. To the extent that the Indemnitor makes or is required to make any indemnification payment to the Indemnitee, the Indemnitor shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnitee or any of the Indemnitee’s Affiliates may have against any other Person with respect to any Losses to which such indemnification payment is directly related, so long as the Indemnitee is not adversely affected thereby.

(f) No Setoff Right. Buyer may not, under any circumstances, set off any amount to which it claims to be entitled from Seller or Merck, as the case may be, including any amounts that may be owed under this Article IX or otherwise, against amounts otherwise payable under any provision of this Agreement.

(g) Exclusive Remedies Following the Closing Date. Following the Closing Date, the indemnification provisions of this Article IX shall be the sole and exclusive remedy of the Indemnitees, whether in contract, tort or otherwise, for all matters arising under or in connection with this Agreement and the Contemplated Transactions, including, without limitation, for any inaccuracy or breach of any representation, warranty, covenant or agreement set forth herein.

9.3.	Indemnification for Unreviewed Materials.

(a) The parties acknowledge that Merck has identified approximately 500 boxes of materials related to the Company that have been in storage and have not yet been reviewed by Merck, Seller, the Company or Buyer (the “Unreviewed Materials”). Within 60 days after the Closing, Seller shall deliver to Buyer (either electronically or in hard copy format) all Unreviewed Materials except to the extent they constitute property or confidential information of Merck or its Affiliates (other than the Company) (the “Company Unreviewed Materials”). The cost of delivering the Company Unreviewed Materials to Buyer shall be borne equally by Seller and Buyer.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(b) After receipt of the Company Unreviewed Materials, Buyer shall have 120 days to review them. If, during such 120-day period, Buyer believes in good faith that the failure to include any of the Company Unreviewed Materials in the Seller Disclosure Schedules gives rise to a breach of any of the representations and warranties of Seller in Article III (without taking into account, for this purpose, any “to the Knowledge of Seller” qualifiers), then Buyer may deliver notice thereof to Seller. In order to be effective, such notice must (i) be delivered in good faith, (ii) be in writing, (iii) set forth in reasonable detail the reasons Buyer believes such breach exists (including the identity of, and a true and complete copy of, the Company Unreviewed Material giving rise to the breach, the identification of the specific representation breached and an explanation in reasonable detail of why the representation is breached), (iv) include a good faith estimate of the amount of actual Losses incurred as a result of the breach and (iv) be delivered to Seller within 10 days after the end of such 120-day period (an “Indemnification Notice”).

(c) If Buyer fails to properly and timely deliver an Indemnification Notice within such 10-day period, then none of the Seller Indemnitees shall have any liability or obligation to any of the Buyer Indemnitees with respect to any Losses arising from or related to the Company Unreviewed Materials. If Buyer properly and timely delivers an Indemnification Notice within such 10-day period, then the indemnification procedures set forth in Section 9.2(d) shall be applicable with respect to such claims, except that (x) Seller shall not be required to indemnify Buyer Indemnitees with respect to any such claims unless and until the aggregate amount of all such claims exceeds $2.5 million, in which event Buyer Indemnitees will be entitled to recover Losses arising out of or relating to such claims only to the extent in excess thereof and (y) Seller’s maximum liability for all Losses (other than with respect to the Specified Representations) claimed pursuant to this Section 9.3 shall not exceed, in the aggregate, 25% of the value of the Total Consideration on the Closing Date (less any losses realized by Seller upon the sale of all or any portion of the Stock Consideration).

9.4.	Indemnification for Product Liability Claims.

(a) Seller agrees to indemnify, defend and hold harmless the Buyer Indemnitees from and against all Losses incurred by any of the Buyer Indemnitees arising out of or relating to any Merck Product Liability Claim, except to the extent any such Loss arises out of or relates to (i) the Company’s breach of the In-License Agreement or the Out-License Agreement, or (ii) any matter for which Buyer is obligated to indemnify, defend and hold harmless Seller or its Affiliates under this Agreement.

(b) Buyer agrees to indemnify, defend and hold harmless the Seller Indemnitees from and against all Losses incurred by any of the Seller Indemnitees arising out of or relating to any Alnylam Product Liability Claim, except to the extent any such Loss arises out of or relates to (i) Seller’s breach of the In-License Agreement or the Out-License Agreement, or (ii) any matter for which Seller is obligated to indemnify, defend and hold harmless Buyer or its Affiliates under this Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

ARTICLE X

Termination

10.1.	Termination.

This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

(a) at any time, by mutual written agreement of Seller and Buyer; or

(b) at any time, by either Seller or Buyer if any Restraint having any of the effects set forth in Section 6.1(a) of this Agreement shall be in effect and have become final and nonappealable; or

(c) by written notice from Buyer, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Seller set forth herein shall have occurred, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b), and (ii) after receipt by Seller of written notice from Buyer of such breach or failure to perform, cannot be or has not been cured on or prior to the date that is six (6) months from the date hereof, which date shall be extended automatically by an additional three (3) months in the event that at the end of such 6-month date all of the conditions in Article VI are satisfied (or capable of being satisfied) other than the condition in Section 6.1(b) (the “End Date”), provided, that Buyer is not then in breach with respect to any of its representations, warranties, covenants or other agreements contained in this Agreement;

(d) by written notice from Seller, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Buyer set forth herein shall have occurred, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b), and (ii) after receipt by Buyer of written notice from Seller of such breach or failure to perform, cannot be or has not been cured on or prior to the End Date, provided, that Seller is not then in breach with respect to any of its representations, warranties, covenants or other agreements contained in this Agreement;

(e) by written notice from Buyer, if the Closing has not occurred on or before the End Date, provided, that Buyer is not then in breach with respect to any of its representations, warranties, covenants or other agreements contained in this Agreement; or

(f) by written notice from Seller, if the Closing has not occurred on or before the End Date, provided, that Seller is not then in breach with respect to any of its representations, warranties, covenants or other agreements contained in this Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

10.2.	Procedure and Effect of Termination.

In the event of the termination of this Agreement and the abandonment of the Contemplated Transactions, written notice thereof shall be given by a terminating party to the other parties, and this Agreement shall terminate and the Contemplated Transactions shall be abandoned without further action by any of the parties. If this Agreement is terminated pursuant to Section 10.1:

(a) Buyer shall promptly cause to be returned to the Company or destroy all documents and information obtained in connection with this Agreement and the Contemplated Transactions and all documents and information obtained in connection with Buyer’s investigation of the Company from the Company or its representatives, including any copies made by or supplied to Buyer or any of Buyer’s agents of any such documents or information.

(b) No party hereto shall have any obligation or liability to the other parties hereto, except that the parties hereto shall remain bound by the provisions of this Section 10.2 and Article XI and by the provisions of the Confidentiality Agreement; provided, that nothing herein shall relieve a defaulting or breaching party from any liability or damages arising out of its breach of any covenant or agreement in this Agreement.

ARTICLE XI

Miscellaneous

11.1.	Expenses.

All fees and expenses incurred in connection with the this Agreement and the Ancillary Agreements shall be paid by the party incurring such expenses, whether or not the transactions contemplated hereby and thereby are consummated.

11.2.	Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date the delivering party receives confirmation, if delivered by facsimile, (c) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.2):

If to Seller, Merck or, prior to the Closing, the Company:

Merck Sharp & Dohme Corp.

One Merck Drive

P.O. Box 100

Whitehouse Station, NJ 08889

Attn: Office of the Secretary

Fax: (908) 735-1214

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

With a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attn: David Shine, Esq.

Fax: (212) 859-4000

If to Buyer or, after the Closing, the Company:

Alnylam Pharmaceuticals, Inc.

300 Third Street, 3rd Floor

Cambridge, MA 02142

Attn: Chief Executive Officer

Fax: (617) 551-8101

With a copy (which shall not constitute notice) to:

Faber Daeufer & Itrato PC

950 Winter Street, Suite 4500

Waltham, MA 02451

Attn: Joseph L. Faber

Fax: (781) 795-4747

11.3.	Governing Law.

This Agreement shall in all respects be governed by, and construed in accordance with, the Laws (excluding conflict of laws rules and principles) of the State of New York applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance, provided, that the definition of Company Material Adverse Effect shall be governed by, and construed in accordance with, the Laws (excluding conflict of laws rules and principles) of the State of Delaware applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

11.4.	Entire Agreement.

This Agreement, together with the Exhibits hereto, the Company Disclosure Schedule, the Buyer Disclosure Schedule, the Ancillary Documents and the Confidentiality Agreement, constitute the entire agreement of the parties relating to the subject matter hereof and supersede all prior Contracts or agreements, whether oral or written.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

11.5.	Severability.

Should any provision of this Agreement or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by Law, (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, and (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement.

11.6.	Amendment.

Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented or modified orally, but only by an instrument in writing signed by Buyer and Seller; provided, that the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver.

11.7.	Effect of Waiver or Consent.

No waiver or consent, express or implied, by any party to or of any breach or default by any party in the performance by such party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such party hereunder. No single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce any right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. Failure on the part of a party to complain of any act of any party or to declare any party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitation period has run.

11.8.	Parties in Interest; Limitation on Rights of Others.

The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective legal representatives, successors and assigns (including, in the case of Buyer, any transferees or assignees of the Company or some or all of the Company’s assets). For the avoidance of doubt, any and all amounts payable (or that may become payable) to Seller pursuant to Section 2.5 shall continue to be payable notwithstanding any license or sublicense by Buyer or its Affiliates of any Intellectual Property underlying any of the provisions of Section 2.5. Nothing in this Agreement, whether express or implied, shall be construed to give any Person (other than the parties hereto and their respective legal representatives, successors and assigns and as expressly provided herein) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein, as a third party beneficiary or otherwise.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

11.9.	Assignability.

Neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

11.10.	Disclosure Schedules.

No reference to or disclosure of any item or other matter in the Company Disclosure Schedule or the Buyer Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material (nor shall it establish a standard of materiality for any purpose whatsoever) or that such item or other matter is required to be referred to or disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule. The information set forth in the Company Disclosure Schedule and the Buyer Disclosure Schedule is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including any violation of Law or breach of any Contract. The Company Disclosure Schedule and the Buyer Disclosure Schedule and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties and covenants of the Company and Buyer, respectively, contained in this Agreement. Nothing in the Company Disclosure Schedule or the Buyer Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in this Agreement or create any covenant. Matters reflected in the Company Disclosure Schedule and the Buyer Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in the Company Disclosure Schedule and the Buyer Disclosure Schedule, respectively. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

11.11.	Jurisdiction; Court Proceedings; Waiver of Jury Trial; Arbitration for Tech Transfer Condition.

(a) Subject to Section 11.12, any Litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of New York in New York County and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such Litigation; provided, that a final judgment in any such Litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably and unconditionally agrees not to assert (1) any objection which it may ever have to the laying of venue of any such Litigation in any federal or state court located in the State of New York in New York County, (2) any claim that any such Litigation brought in any such court has been brought in an inconvenient forum and (3) any claim that such court does not have jurisdiction with respect to such Litigation. To the extent that service of process by mail is permitted by applicable Law, each party irrevocably consents to the service of process in any such Litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(b) Each party irrevocably and unconditionally waives any right to a trial by jury and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any Litigation.

(c) If Buyer delivers a Tech Transfer Objection Notice, Seller and Buyer shall, within ten (10) days following delivery of such notice (or such longer period as they may mutually agree in writing) (the “Resolution Period”), attempt in good faith to resolve their differences with respect to the disputed items specified in such notice (the “Disputed Items”), and all other items and aspects of Seller’s performance of its obligations under Section 5.10 that are not then in dispute will be final, binding and conclusive, absent fraud. Any resolution by Seller and Buyer during the Resolution Period as to any Disputed Item shall be set forth in writing and will be final, binding and conclusive, absent fraud. If Seller and Buyer do not resolve all Disputed Items by the end of the Resolution Period, then all Disputed Items remaining in dispute will be submitted to the Neutral Arbitrator. The Neutral Arbitrator shall act as an arbitrator to determine only those Disputed Items remaining in dispute, consistent with this Section 11.11(c), and shall request a statement from Buyer and Seller regarding such Disputed Items. The scope of the disputes to be arbitrated by the Neutral Arbitrator is limited to the Disputed Items not resolved in the Resolution Period, and the Neutral Arbitrator is not allowed to make any determination other than whether the Tech Transfer Condition has been satisfied. All fees and expenses relating to the work, if any, to be performed by the Neutral Arbitrator will be shared equally between Buyer and Seller. The Neutral Arbitrator will deliver to Buyer and Seller a written determination (such determination to be based solely on information provided to the Neutral Arbitrator by Buyer and Seller) of the Disputed Items submitted to the Neutral Arbitrator within thirty (30) days of receipt of such Disputed Items, which determination will be final, binding and conclusive, absent fraud. If any party fails to submit a statement regarding any Disputed Item within the timeframe set forth above or within the timeframe required by the Neutral Arbitrator or otherwise fails to give the Neutral Arbitrator access as reasonably requested, then the Neutral Arbitrator shall render a decision based solely on the evidence timely submitted and the access afforded to the Neutral Arbitrator by the other party.

11.12.	Baseball Arbitration for Determination of Sublicense Value.

Disputes over the allocation of Sublicense Value described in Section 2.5(e)(iii) as referable for baseball arbitration under this Section 11.12 shall be resolved by arbitration as follows:

(a) Buyer and Seller shall jointly engage an arbitrator through JAMS (or its successor) (the “Arbitrator”). JAMS shall appoint the Arbitrator if the Buyer and Seller do not agree on which one to select within thirty (30) days. Buyer and Seller agree that the arbitrator shall be a lawyer with at least fifteen (15) years experience or a former judge of a court of general jurisdiction, and shall be experienced in matters regarding issues of a similar nature, and shall be neutral, independent, disinterested, and impartial.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

(b) If JAMS has any rules specific to baseball arbitration at the time a Party requests the baseball arbitration, then those rules shall apply. If JAMS does not have any such specific rules, then the most applicable procedural rules of JAMS shall apply. In each case, the applicable rules shall be modified to the extent in conflict with this Section 11.12. The place of arbitration shall be New York, New York or such other place as Buyer and Seller may mutually agree.

(c) In the case of a dispute under Section 2.5(e)(iii), Buyer shall disclose to the Arbitrator and to Seller (if it has not already done so) the relevant texts of all documents governing the Naked License transaction. Within thirty (30) days after such disclosure, Buyer and Seller shall each make its detailed proposal as to its calculation of Sublicense Value for such Naked License transaction, taking into account the portion of the aggregate Sublicense Value attributable to the Acquired Sirna Patents. Each of Buyer and Seller shall provide its proposal within sixty (60) days after the appointment of the Arbitrator, and each such proposal shall not exceed thirty (30) pages (including supporting materials and explanation). Buyer and Seller shall each be allowed three (3) depositions as part of the discovery process not to exceed fifteen (15) hours in the aggregate (or more if the Arbitrator deems them reasonably necessary), and each may perform reasonable document discovery to the extent determined by the Arbitrator. Buyer and Seller shall each disclose its proposal simultaneously to the other party and to the Arbitrator. The Arbitrator may hold hearings including both Buyer and Seller and in which each of Buyer and Seller may make a presentation or present witnesses for no more than four (4) hours. The Arbitrator may also question Buyer and Seller and hear their answers to the Arbitrator’s questions for no more than an additional eight (8) hours. Neither Buyer nor Seller shall engage in ex parte communications with the Arbitrator. The Arbitrator shall choose one of the parties’ proposals to become the arbitral award, and shall render his or her decision within ninety (90) days after the Arbitrator is selected.

(d) The Arbitrator shall choose the proposal for Sublicense Value that more fairly and reasonably allocates Buyer’s revenue from the Naked License transaction to the Acquired Sirna Patents, taking into account the provisions of Section 2.5(d). The Arbitrator shall not make the allocation based purely on the number of Patent Rights in the deal that are and are not Acquired Sirna Patents. Rather, the Arbitrator’s decision shall be based upon a qualitative inquiry into which Patent Rights and other Intellectual Property and assets included in the Naked License transaction are responsible for the value being realized and monetized in such transaction, and in what proportions.

(e) The Arbitrator’s selection shall be final and binding on Buyer and Seller with respect to the particular Naked License transaction absent proven fraud. Buyer and Seller shall each bear its own costs of arbitration, and shall share equally the costs for the Arbitrator and the arbitration process, unless the Arbitrator chooses to award costs and attorneys’ fees to Buyer or Seller in whole or in part, which the Arbitrator is hereby fully empowered to do. All information disclosed to the Arbitrator or to the other party by a party shall be Confidential Information of the disclosing party (except to the extent containing Confidential Information previously disclosed hereunder by the other party).

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

11.13.	No Other Duties.

The only duties and obligations of the parties under this Agreement are as specifically set forth in this Agreement, and no other duties or obligations shall be implied in fact, Law or equity, or under any principle of fiduciary obligation.

11.14.	Reliance on Counsel and Other Advisors.

Each party has consulted such legal, financial, technical or other expert as it deems necessary or desirable before entering into this Agreement. Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

11.15.	Remedies.

All remedies, either under this Agreement or by Law or otherwise afforded to the parties hereunder, shall be cumulative and not alternative, and any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of this Agreement and to exercise all other rights granted by Law, equity or otherwise.

11.16.	Specific Performance.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

11.17.	Counterparts.

This Agreement may be executed by facsimile signatures (or signatures otherwise transmitted electronically) and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

11.18.	Further Assurance.

If at any time after the Closing any further action is necessary or desirable to fully effect the Contemplated Transactions, each of the parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request.

(signature pages follow)

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Barry Greene
Name:	Barry Greene
Title:	President & COO

Alnylam Signature Page to Stock Purchase Agreement

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

SIRNA THERAPEUTICS, INC.

By:	/s/ Roger M. Perlmutter
Name:	Roger M. Perlmutter, M.D., Ph.D.
Title:	EVP and President
Merck Research Laboratories

MERCK SHARP & DOHME CORP.

By:	/s/ Kenneth C. Frazier
Name:	Kenneth C. Frazier
Title:	Chairman, President and Chief Executive Officer

MERCK & CO., INC.

By:	/s/ Kenneth C. Frazier
Name:	Kenneth C. Frazier
Title:	Chairman, President and Chief Executive Officer

[Merck Signature Page to Stock Purchase Agreement]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.